UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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SAFEHOLD INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

1114 Avenue of the Americas
39th Floor
New York, New York 10036

Notice of 2025 Annual Meeting of Stockholders

When	Where	Record Date
Thursday, May 15, 2025 9:00 a.m. Eastern time	A virtual meeting via the internet at meetnow.global/M5VDHWF	Stockholders of record at the close of business on March 21, 2025 are entitled to notice of the meeting and to vote

Items of Business

Proposal 1	Election of five directors
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025
Proposal 3	Non-binding, advisory vote to approve named executive officer compensation (“Say-on-Pay”)
In addition, we will transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

Record Date

The Board of Directors of Safehold Inc., a Maryland corporation, has fixed the close of business on March 21, 2025 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting of stockholders (the “Meeting”) or any postponement or adjournment of the Meeting. Only holders of record of our common stock at the close of business on that date will be entitled to vote at the Meeting.

By Order of the Board of Directors, Austin L. Lee General Counsel, Corporate and Secretary New York, New York March 31, 2025

How to Vote

	Registered Holders	Beneficial Owners
In order to vote online or by telephone, you must have the stockholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials.

By internet	www.envisionreports.com/SAFE	www.proxyvote.com
By phone	In the U.S. or Canada dial toll-free, 24/7 1-800-652-8683	In the U.S. or Canada dial toll-free, 24/7 1-800-690-6903
By mobile device	Scan the QR code	Scan the QR code
By mail	Complete, sign, date and return your proxy card in our prepaid envelope	Complete, sign, date and return your voting instruction form in the prepaid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025

We make proxy materials available to our stockholders online. You can access proxy materials including our 2024 annual report to stockholders beginning on March 31, 2025 at http://www.envisionreports.com/SAFE.

You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials, which we will send on or about March 31, 2025.

Even if you expect to participate in the annual meeting, please vote your proxy in advance to ensure that your shares will be counted.

Safehold Inc. 2025 Proxy Statement | i

Proposal 1 — Election of Directors

The Second Amended and Restated Bylaws (the “Bylaws”) of Safehold Inc., a Maryland corporation (the “Company”), provide that the total number of members of the Board shall consist of not less than the minimum number required by the Maryland General Corporation Law nor more than 15 members, with the precise number of directors to be determined by a vote of a majority of the entire board of directors (the “Board”). At present, the Board has fixed the number of members of the Board at 6. Jesse Hom, a current director, notified the Company that he will not seek re-election as a director at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and will resign from the Board effective immediately prior to the commencement of the 2025 Annual Meeting. In connection with Mr. Hom’s departure from the Board, the Board has determined to decrease the number of members of the Board to five, effective upon the effectiveness of Mr. Hom’s resignation.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated five directors for election at the 2025 Annual Meeting to serve until the 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees currently serve on our Board. The nominees for director are Jay Sugarman, Stefan Selig, Robin Josephs, Jay Nydick, and Barry Ridings.

On March 31, 2023, we completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 10, 2022 (“Merger Agreement”), between Safehold Inc., formerly known as iStar Inc. (“iStar”), a Maryland corporation and Safehold Inc., a Maryland corporation (“Old SAFE”), which was externally managed by an affiliate of iStar. Pursuant to the terms of the Merger Agreement, Old SAFE merged with and into iStar (the “Merger”), at which time Old SAFE ceased to exist, iStar continued as the surviving corporation, and iStar changed its name to “Safehold Inc.”

Candidates for Election as Director

Jay Sugarman, age 62, is our Chairman and Chief Executive Officer. He has served as a member of our Board since 1996, as our Chief Executive Officer since 1997, and as Chairman and Chief Executive Officer of Old SAFE from 2017 until consummation of the Merger. Prior to forming the Company, he managed private investment funds on behalf of the Burden family (a branch of the Vanderbilt family) and the Ziff family. Mr. Sugarman received an undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and a M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the Loeb Award in Finance and the Copeland Award and Gillette Prize in Marketing. Mr. Sugarman was nominated to serve on our Board based on his substantial business and executive leadership experience in building two public companies from inception as founder and Chief Executive Officer of both our Company and Old SAFE, as well as his financial, operational and real estate expertise.

Stefan Selig, age 62, is the founder and managing partner of BridgePark Advisors LLC, a strategic and financial advisory firm created in 2017. Since consummation of the Merger, Mr. Selig has served as our lead independent director. He served as lead independent director of Old SAFE from 2017 until consummation of the Merger. Mr. Selig served as Under Secretary of Commerce for International Trade at the U.S. Department of Commerce from June 2014 to June 2016, and during this period headed the International Trade Administration, a global bureau of more than 2,200 trade and investment professionals. During this period, he also served as the Executive Director of the Travel and Tourism Advisory Board, sat on the board of directors of the Overseas Private Investment Corporation, was a Commissioner for the Congressional Executive Commission on China and was the Executive Director of the President’s Advisory Council on Doing Business in Africa. Prior to that, he held various senior level leadership positions at Bank of America Merrill Lynch beginning in 1999, including being the Executive Vice Chairman of Global Corporate & Investment Banking from 2009 to 2014, and prior to that, he was Vice Chairman of Global Investment Banking and Global Head of Mergers & Acquisitions. Prior to joining Bank of America Merrill Lynch, he held various senior investment banking positions at UBS Securities and Wasserstein Parella & Co. and began his investment banking career at The First Boston Corporation. Mr. Selig currently serves as a director and a member of the Audit Committee and Compensation Committees of Simon Property Group (NYSE: SPG), and as a director of other private companies. Mr. Selig was also a director of 5E Advanced Materials, Inc. (NASDAQ: FEAM) from 2023 to 2024, a director and member of the Audit Committee of Venator Materials PLC (NYSE: VNTR) in 2023, a director and a member of the Audit Committee of Rotor Acquisition Corp. in 2021, a director and member of the Audit, Compensation and Nominating and Corporate Governance Committees of Tuscan Holdings Corp from 2019 to 2021, and a director of Entercom Communications Corp. from 2017 to 2021. Mr. Selig holds a B.A. in Economics from Wesleyan University, a General Course Certificate from the London School of Economics and Political Science, and an MBA from Harvard Business School. Mr. Selig was nominated to serve on our Board based on his extensive investment banking, government and economic policy experience.

Robin Josephs, age 65, has served as one of our Directors since 1998. Ms. Josephs served as our lead independent director from 2009 until consummation of the Merger, with duties that included presiding at all executive sessions of the independent directors and serving as principal liaison between the Chairman and the independent Directors. From 2005 to 2007, Ms. Josephs was a Managing Director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She served as a director of Old SAFE from 2017 until consummation of the Merger. She currently serves as a director, Chair of the Compensation Committee and a member of the Audit Committee of MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities, as a director and member of the Audit Committee of Starwood Real Estate Income

Safehold Inc. 2025 Proxy Statement | 1

Proposal 1 — Election of Directors

Trust, Inc., a non-traded REIT. Ms. Josephs was also a director and a member of the Audit, Compensation and Nominating Committees of SVF Investment Corp. 2 from 2021 to 2023 and a director and a member of the Nominating and Corporate Governance Committee and Compensation Committee of QuinStreet, Inc. from 2013 to 2021. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs received a B.S. degree in Economics magna cum laude from the Wharton School (Phi Beta Kappa) and an M.B.A. degree from Columbia University. Ms. Josephs was nominated to serve on our Board due to her extensive experience as a director of public companies, her finance and accounting experience from her roles in investment banking and private equity, her capital markets experience and background in evaluating and managing real estate investments.

Jay Nydick, age 60, has been Co-Founder and Principal of Prospect Ridge Advisors LLC, a leading real estate investment manager, since 2019. He previously served as the Co-Head and Co-Chief Investment Officer of the Real Estate Investment Group at AB Global from 2009 until 2019. He served as a director of Old SAFE from 2017 until consummation of the Merger. Mr. Nydick was the president of the Company from November 2004 until September 2009. Prior to joining the Company, Mr. Nydick spent 14 years as an investment banker at Goldman, Sachs & Co. Mr. Nydick has significant experience in capital markets and commercial real estate. Mr. Nydick holds a bachelor’s degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University. Mr. Nydick was nominated to serve on our Board based on his significant experience in capital markets and commercial real estate.

Barry Ridings, age 73, has served as one of our Directors since 2011. Mr. Ridings retired as a Senior Advisor at Lazard Frères & Co. LLC on December 31, 2022, having previously served as Vice Chairman of U.S. Investment Banking and in other executive positions at the firm for more than 20 years. He has over 35 years of experience in debt and equity offerings, mergers and acquisitions and corporate restructurings. Mr. Ridings serves as a director of Republic Airways Holdings, a regional airline in the United States operating as American Eagle, Delta Connection and United Express and served as a director of Siem Offshore Inc. from 2020 to 2024, which operates a fleet of vessels that service offshore oil and gas and renewal energy markets. Mr. Ridings was a member of the Advisory Council for the Cornell University Johnson Graduate School of Business and is a director of the Catholic Charities of the Archdiocese of New York. Mr. Ridings has a B.A. in Religion from Colgate University and an M.B.A. in Finance from Cornell University. Mr. Ridings was nominated to serve on our Board due to his extensive experience in investment banking, restructuring, merger and acquisitions and capital markets.

Each of the nominees has consented to serve as a director if elected. If, at the time of the 2025 Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected.

We believe that our directors should satisfy several qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes discussed below in “Director Nominations and Qualifications.” We also endeavor to have a Board that represents a range of qualities, skills, perspectives and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business activities. The Board and the Nominating and Corporate Governance Committee of the Board considered the key experiences, qualifications, skills and attributes of the director nominees, described herein, in determining to recommend that they be nominated for election.

As described under “Direct Independence” below, all of the nominees, other than Mr. Sugarman, are independent under the standards prescribed by the New York Stock Exchange (“NYSE”).

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. This committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Nominating and Corporate Governance Committee may consider, among other things:

☐	A high level of personal and professional ethics, integrity, and values and ability to make mature business judgments
☐	Experience in corporate management, such as serving as an officer or former officer of a publicly held company
☐	Experience as a board member of another publicly held company
☐	Professional and academic experience relevant to our industry
☐	Strength of the individual’s leadership skills
☐	A reputation for integrity

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Proposal 1 — Election of Directors

☐	Experience in finance and accounting and/or executive compensation practices
☐	Sufficient available time for preparation, participation and attendance at Board meetings and committee meetings, if applicable
☐	Geographic and demographic background

The Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a candidate pool comprised of individuals from a variety of backgrounds.

The Nominating and Corporate Governance Committee also considers whether individuals satisfy the independence criteria set forth in the NYSE listing standards, as well as any special criteria applicable to service on various standing committees of the Board.

The Nominating and Corporate Governance Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, backgrounds and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the organization. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Nominating and Corporate Governance Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement or enhance the experience, skills, and perspectives of the other members of the Board. The full Board (1) considers candidates that the Nominating and Corporate Governance Committee recommends; (2) considers the optimum size of the Board; (3) determines how to address any vacancies on the Board; and (4) determines the composition of all Board committees.

Required Vote

The vote of a plurality of all the votes cast at the 2025 Annual Meeting at which a quorum is present is sufficient for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A “withhold” vote with respect to the election of directors will be considered present for purposes of determining the presence of a quorum, but because each of our directors is running unopposed, it will have no effect with respect to the outcome of the election of directors.

The Board unanimously recommends that you vote “FOR” the election of each of the five director nominees named above.

Safehold Inc. 2025 Proxy Statement | 3

Proposal 1 — Election of Directors

Board Composition and Attributes

Some of the key attributes of our director nominees and key features of our Board composition are set forth below.

Director Tenure (including service on Board of the Company, f/k/a iStar,

and on Board of Old SAFE, since its inception in 2017)

4 | Safehold Inc. 2025 Proxy Statement

Corporate Governance

Board Leadership Structure

In determining the appropriate Board leadership structure the Board believes will be in the best interests of the Company, the Board takes into account a variety of factors, including the business circumstances and needs of the Company at a given time. Board leadership positions may be held by one individual or by two different individuals. If the Chairman is not an independent director, the Board will designate a lead independent director.

Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, a lead independent director, independent directors who are actively involved and Board committees chaired by independent directors.

Role of the Chairman

Our Board believes it is in our best interests to have Mr. Sugarman serve as Chairman of our Board and Chief Executive Officer (“CEO”). When combined with the current composition of the Board, the use of a lead independent director, and the other elements of our corporate governance structure, the combined CEO and Chairman position strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs.

Mr. Sugarman is an experienced real estate executive and long-time employee with years of board experience. As CEO he has the primary responsibility of developing corporate strategy and managing our day-to-day business operations. As a Board member, he understands the responsibilities and duties of a director and is well positioned to (1) chair regular Board meetings; (2) provide direction to management regarding the needs and interests of the Company and opinions of the Board; and (3) help ensure that key business issues and stockholder matters are brought to the attention of the Board. As both CEO and Chairman, Mr. Sugarman promotes unified leadership and direction for the Board and management. In addition, strong corporate governance structure and process ensures our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. Board committees are comprised solely of independent directors. In this manner, independent directors oversee critical matters, including the integrity of our financial statements, the compensation of our CEO and management executives, management succession planning, financial commitments for capital projects, the selection and annual evaluation of directors, and the development and implementation of corporate governance and corporate responsibility programs.

Our Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as appropriate. The non-employee directors, all of whom are independent within the meaning of the NYSE listing standards, meet in executive session without management either before or after regularly scheduled Board and Board committee meetings to discuss various issues and matters including the effectiveness of management, as well as our performance and strategic plans.

Role of the Lead Independent Director

Every year, the independent members of the Board elect a lead independent director. Stefan Selig is currently designated as our lead independent director and, in that role, is responsible for the following duties:

☐	Presides at all meetings of the Board at which the Chairman is not present and all executive sessions of the independent directors
☐	Acts as advisor to CEO and direct liaison between CEO and independent directors
☐	Plans, reviews, and approves Board meeting agendas and information presented to the Board
☐	Calls meetings of the independent directors as appropriate
☐	Contributes to annual CEO performance review and assists with succession planning
☐	Consults with the Nominating and Corporate Governance Committee on the Board’s evaluation process
☐	Participates in consultations and direct communication with major stockholders and their representatives when appropriate
☐	Performs such other duties as the Board may determine from time to time

Safehold Inc. 2025 Proxy Statement | 5

Corporate Governance

The lead independent director is selected from among the non-employee directors. The Nominating and Corporate Governance Committee and management discuss candidates for the lead independent director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:

☐	Tenure
☐	Previous service as a Board committee chair
☐	Background and experience
☐	Participation in and contributions to activities of the Board
☐	Ability and willingness to commit adequate time to the role

Board Refreshment

The Nominating and Corporate Governance Committee believes it is important to have a mix of directors with deep experience and understanding of our business as well as those who bring fresh perspectives. The Nominating and Corporate Governance Committee discusses board refreshment on an ongoing basis. In addition, the committee regularly assesses the size and composition of our Board to help ensure that the Board functions effectively given the size, history and complexity of our business. The Nominating and Corporate Governance Committee believes the current size and balance of tenure, diversity and skills of the Board (see “Board Composition and Attributes” above) are appropriate considering the need for our directors to communicate and act efficiently, the time commitment required of our directors and the nature of our strategic plans.

We recognize the value of nominating individuals who will bring a variety of opinions, perspectives, skills, experiences, backgrounds and orientations to the Board’s discussions and decision-making processes. An overriding principle is that all nominations to the Board should be based on merit and suitability of the candidate. Subject to those considerations, the Board recognizes the need to consider director candidates from different backgrounds.

As noted above in “Director Nominations and Qualifications”, our Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a candidate pool comprised of individuals from a variety of backgrounds.

Director Independence

Under our Corporate Governance Guidelines (as defined below), our Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. Our Board has determined that each of the following non-employee directors and nominees qualifies as independent under applicable SEC rules and the listing standards of the NYSE: Jesse Hom, Robin Josephs, Jay Nydick, Barry Ridings and Stefan Selig.

In determining director independence, the Board considers all relevant facts and circumstances. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director.

The Nominating and Corporate Governance Committee ensures that there is a review of each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the Company. In making independence determinations, the Board also considered that certain directors are affiliated with certain of our stockholders and/or companies with which we do business.

No arrangement or understanding exists between any director and any other person or entity pursuant to which any director was, or is, to be selected as a director or nominee.

6 | Safehold Inc. 2025 Proxy Statement

Corporate Governance

Nominations by Stockholders

The Nominating and Corporate Governance Committee is responsible for recruiting new directors. To contribute to that process, the Nominating and Corporate Governance Committee may solicit and consider suggestions and recommendations regarding possible nominees from current directors, management, or stockholders. In addition, we may retain professional search firms or consultants to help us identify potential directors with desired skills and disciplines.

Stockholder recommendations and nominations for election to the Board should be sent to the attention of our Corporate Secretary at the address provided under “Communications with the Board.” This correspondence should describe the candidate’s qualifications and include the candidate’s written statement of willingness to serve as a director. Stockholders also may nominate candidates directly by following the procedures specified in our bylaws for nominations and other stockholder proposals. See “When are stockholder proposals due for the 2026 annual meeting?” in this proxy statement.

Candidates recommended or nominated by stockholders will be considered in the same manner and using the same criteria as candidates identified by the Nominating and Corporate Governance Committee.

Stockholder Engagement

Stockholder engagement is an important element of management’s and the Board’s ongoing review and analysis of the Company’s business strategy, programs and policies. Investor outreach is a year-round process that involves both the Company’s management team and the Board. Members of our management team and the Board engage with stockholders to discuss strategy, performance, executive compensation, and other governance topics. These discussions with our investors provide valuable feedback that is shared with the full Board and management team and ultimately informs the Board’s decision-making processes.

Through our stockholder engagement, we provide investors with means of communicating their views, concerns, ideas and opinions to the Board and our senior management. Simultaneously, the process gives our Board and management an opportunity to share their perspectives on the Company, its historical performance and future strategic plans. Our engagement takes several forms, including individual meetings or calls, presentations at investor conferences and other communications.

The priority topics for our shareholder outreach this year was reporting on Safehold’s business and financial performance, and the continued evolution of our strategy to grow the modern ground lease industry.

Board’s Role in Risk Oversight

Due to the nature of our business, it is not possible or desirable to eliminate risk from our activities. Instead, we believe our focus should be on identifying, pricing, managing and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns. We have robust internal processes and a strong internal control environment designed to identify, manage, and mitigate material risks and to keep the Board and its committees informed with respect to risk management matters.

The Board’s role in risk oversight is consistent with our leadership structure generally.

Safehold Inc. 2025 Proxy Statement | 7

Corporate Governance

The Board and its committees receive regular reports from members of senior management, outside auditors and internal audit firm on areas of material risk — including operational, IT, cybersecurity, ESG compliance, financial, legal, regulatory, strategic and reputational risk — in order to review and understand risk identification, risk management and risk mitigation strategies.

The Board and management are focused on risk management issues pertaining to our information systems and technology, including cybersecurity. Our cybersecurity risk management program is integrated into our overall enterprise risk management program, and includes among other things risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services, and our broader enterprise IT environment, cybersecurity awareness training of our employees, incident response personnel and senior management, and a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents. Management reports regularly to the Board on the status of these initiatives. See “Cybersecurity” at page 13.

The Board and management are also focused on risk management pertaining to environmental, social and governance issues, including human capital issues. Our management is responsible for identifying and reporting material ESG and human capital risks to the Board. The Board, through the Nominating and Corporate Governance Committee and our Compensation Committee, exercises oversight of our identification, monitoring and management of ESG and human capital risks. We provide annually a Corporate Sustainability Report which includes an overview of our approach to sustainability and ESG issues. See page 12. For the avoidance of doubt, our Corporate Sustainability Report is not incorporated by reference into this Proxy Statement and is not otherwise included herein.

8 | Safehold Inc. 2025 Proxy Statement

Corporate Governance

Board Evaluation Process

To ensure the effectiveness of the Board as a whole and its committees, our directors engage in an annual assessment of Board and committee performance. For the purpose of ensuring the effectiveness of the Board as a whole and its committees, an independent third-party interviews each director individually on a wide range of topics including:

☐	the involvement of the Board in issues material to the Company
☐	Board and committee structure and composition
☐	communications between management, the Board, and its committees
☐	information furnished to the Board
☐	the Board’s relationship with management
☐	the effectiveness of the Board and its committees.

The independent third-party typically summarizes the individual comments and assessments in an oral report to the Board in executive session. The Board utilizes the results of this process to help refine and improve the operations of the Board and its committees. For 2024, the annual assessment occurred during the first quarter of 2025 and results were reported to our Board for discussion in executive session.

Areas in which the recent Board and committee evaluations have led to further focus and enhancement include: additional presentations on various topics, continued focus on risk management with an emphasis on forward looking issues and continued focus on human capital and succession planning.

Board Meetings Held During 2024

During 2024, our Board held 8 meetings, either in person or by telephone conference call. Directors are expected to attend a majority of the Board meetings. Any director who does not serve on a particular committee is invited to attend committee meetings and all directors generally attend our Board committee meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period in which they were members of our Board, and (ii) the total number of meetings of the Committees of our Board on which such directors served and that were held during the period in which they served. The Board also acts by unanimous written consent in appropriate circumstances. All directors are urged to attend annual meetings of stockholders and all six directors were present at the 2024 annual meeting of stockholders.

Executive Sessions

Directors meet in executive session at least quarterly without management present. The Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives of the accounting firm engaged to assist us in the preparation of our documentation, testing, and evaluation of internal controls over financial reporting.

Service on Other Boards

In view of the commitment of time and effort that is required of a director of a public company, our Board has established a guideline that its non-employee directors should not serve on the boards of more than four other public companies, including the Company, and that our Chief Executive Officer should not serve on the boards of more than two other public companies. Our Corporate Governance Guidelines additionally provide that any director who serves as the chief executive officer of another public company or in an equivalent position should not serve on more than two public company boards of directors in addition to the Board.

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Corporate Governance

Majority Votes / Director Resignation Policy

Pursuant to our director resignation policy, in an uncontested election, an incumbent nominee for director who fails to receive a majority of the total votes cast for his or her election (i.e., more votes cast "for" than affirmatively "withheld") must offer to resign from the Board promptly following certification of the voting results. The Nominating and Corporate Governance Committee will consider any such resignation offer, determine whether to recommend acceptance of that resignation, and submit its recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding the proposed resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Within 90 days after the results of the stockholder vote are certified, the Board will disclose its decision in a press release, filed with the Securities and Exchange Commission ("SEC"), or by other public announcement. If an incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until a successor is elected and qualifies, or until the director dies, resigns, retires, or is removed, whichever shall occur first. If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy pursuant to the Company’s Bylaws.

Defensive Measures Profile

Opt-Out from MUTA Provisions

Subtitle 8, Title 3 of the Maryland General Corporation Law — commonly referred to as the Maryland Unsolicited Takeover Act, or MUTA — permits companies to unilaterally classify their boards into staggered classes and adopt certain other takeover defense measures. Under our charter, the Company is prohibited from electing to be subject to those provisions, meaning we cannot implement the takeover defense measures they describe, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders.

Stockholder Rights Plan

We do not have a stockholder rights plan, commonly known as a “poison pill,” in effect.

Governing Documents

Corporate Governance Guidelines

Our Board has approved a set of corporate governance guidelines (the “Corporate Governance Guidelines”) to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The Board reviews these guidelines and other aspects of our governance periodically as needed. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.safeholdinc.com.

Code of Ethics and Conduct

The Board has adopted a Code of Ethics and Conduct that applies to the Company’s directors, officers and employees, a copy of which is available on the Company’s website at www.safeholdinc.com.

The Code of Ethics and Conduct sets forth the principles of conduct and ethics to be followed by our directors, officers, and employees. The purpose of the Code of Ethics and Conduct is to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of law or the Code of Ethics and Conduct; accountability for adherence to the Code of Ethics and Conduct; consistent enforcement of the Code of Ethics and Conduct; protection for persons reporting any questionable behavior; protection of the Company’s legitimate business interests; and confidentiality of information entrusted to our directors, officers and employees. Directors, officers and employees are required to acknowledge that they have received and will comply with the Code of Ethics and Conduct. We post on our website all disclosures that are required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

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Corporate Governance

Disclosure Committee

Our Disclosure Committee is made up of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and to assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements. These individuals meet quarterly, or otherwise as needed, to discuss any issues or matters they believe should be considered for disclosure in our public SEC filings, and to review our draft periodic SEC reports before they are filed. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee.

The Disclosure Committee has adopted a written charter to memorialize the committee’s purpose and procedures. A copy of the charter will be provided, without charge, to any stockholder who requests one.

Succession Planning

Our Board has primary responsibility for developing and reviewing succession plans for the Chairman and CEO position. The Board periodically reviews and discusses succession plans for each senior management position, including recommendations and evaluations of potential successors to fill these positions. Our Compensation Committee annually reviews the performance of our CEO and reports to the independent directors of the Board. The Compensation Committee also periodically reviews, and reports to the Board, on our management development and succession planning practices and strategies.

Our Chairman and CEO reports to the Board regularly, and at least annually, assessing the members of the executive leadership team. These reports, developed in consultation with the Compensation Committee, include a discussion about development plans for the Company’s executive officers and senior officers to help prepare them for future succession and contingency plans.

Communications with the Board

Interested parties, including stockholders, are welcome to communicate with our lead independent director, the other independent Board members or the Chair of any committee of the Board, by e-mail or regular mail. All communications should be sent:

By e-mail to: CorporateSecretary@safeholdinc.com
By regular mail, addressed to the particular director or directors desired, to: Safehold Inc. c/o Corporate Secretary 1114 Avenue of the Americas 39th Floor New York, NY 10036

Our Corporate Secretary will review each communication directed to the Board or individual directors. The Corporate Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). Our Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to inappropriate communications including abusive, repetitive, or in bad taste communications or communications that present safety or security concerns. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.

Safehold Inc. 2025 Proxy Statement | 11

Corporate Governance

Environmental, Social & Governance (“ESG”) Practices and Programs

Overview

We publish an annual Corporate Sustainability Report (CSR), which may be found on our website at https://www.safeholdinc.com/investors/esg/. For the avoidance of doubt, neither our Corporate Sustainability Report nor any disclosures included on our company website are incorporated by reference into this Proxy Statement, nor are either otherwise included herein. Our CSR provides an overview of the ESG issues that we prioritize and the strategic and forward-thinking steps we have taken in ESG practices that we consider most relevant to our business and stakeholders both now and into the future, including the following (however, our approach to these matters is in some instances informed by third-party frameworks or other stakeholder expectations such that the information may not necessarily be material for purposes of our SEC filings):

☐

Environmental: Our CSR outlines our process and data-driven approach to integrating climate risk considerations into our real estate finance business and specifically our naturally long investment horizon. While we believe that our highly diversified, nationwide portfolio protects against many individual risks, we are still proactive about identifying ways we can help mitigate the risks of climate change. Tenant engagement is a growing focus, with numerous approaches being taken to promote more environmentally friendly building practices. Lastly, we are making progress on assessing and reporting our greenhouse gas (GHG) emissions — we achieved our target of reducing our emissions by 20% by 2025 (relative to our 2019 baseline) and continue to make progress in reducing our carbon footprint year over year. While our ground lease position vests day-to-day control over asset operations to its tenants through the duration of the lease term, our tenant engagement efforts include promoting initiatives that support green building.

☐

Social: We have resolved to provide a culture that is both inclusive and responsive to our team members’ rapidly changing needs. Through our internal coaching platform, the company supports inclusion and talent development at all levels within the organization. We have successfully attracted candidates that contribute to the range of talent and perspectives within the business.

☐	Cultivating engagement and inclusivity. We utilize a third-party platform to measure and improve employee engagement.
☐

Recruiting / Talent Management. 100% of the Company job searches in 2024 included candidates from a variety of backgrounds. Ultimately, we aim to select the best candidate for the position, regardless of background; we are an equal opportunity employer, meaning that it is our policy to not make employment decisions on the basis of protected characteristics. We support employees in reaching their professional goals through enhanced employee development programs, including partnering with an outside company to provide formal career training, development and coaching/mentorship.

☐

Governance: In addition to the features of our corporate governance practices and programs described elsewhere in this proxy statement, we have published our Vendor Code of Conduct, adopted a new Code of Ethics and Conduct, and updated our employee training program to include ESG topics. Our training includes:

☐	Code of Ethics and Conduct
☐	Human rights, including raising awareness and prevention of harassment, discrimination and exploitation
☐	Vendor Code of Conduct
☐	Inclusion
☐	Sexual harassment
☐	Cybersecurity
☐	Anti-money laundering, anti-corruption and bribery policies
☐	Ethics hotline and whistleblower program
☐	Document management and retention

ESG Governance and Leadership

Our Board is responsible for overseeing ESG factors as part of its risk management including climate related risk and opportunities and strategic business planning responsibilities. All members of our executive leadership team are actively engaged in how Safehold approaches and manages ESG risks and opportunities.

12 | Safehold Inc. 2025 Proxy Statement

Corporate Governance

Cybersecurity

We continue to pursue our digital transformation and are completing our multi-year phased cyber security and information technology program. Our initial efforts targeted stabilizing our infrastructure, commencing our data migration to the Cloud and defining our capability roadmap. More recently, we are focused on modernizing our overall technology platform, an important component of supporting our future growth. Our key initiatives include:

☐

Improving cybersecurity. We design and assess our program based on the NIST cybersecurity framework. We continue to provide periodic cyber awareness training for our workforce. Our incident response plan documents our action plans to address cybersecurity incidents such as ransomware. We perform simulated phishing tests monthly and simulated ransomware attacks alternate years. We are upgrading the computer operating system in an effort to further strengthen our cybersecurity program. We are updating our policies/procedures to improve clarity around acceptable use of firm’s electronic and digital assets.

☐

Optimizing our cloud environment. We are a fully Cloud-based firm which allows us to take advantage of Cloud providers’ security innovations to help protect against cyber-attacks. We engage an outside security platform to monitor and control our Cloud infrastructure. Our employees working from home are required to connect through a VPN (virtual private network).

☐

Integrating Artificial Intelligence into our operations. Our AI initiatives are aimed at not only improving productivity but also at enhancing cyber security using advanced algorithms to detect fraud, malware and phishing.

☐	Enhancing data management. Our internally developed data warehouse supports the reporting and business intelligence needs of the firm.

Our Board exercises its oversight of cybersecurity risk management primarily through the Audit Committee. Management provides periodic reports to the Audit Committee, at regular Audit Committee meetings throughout the year, on relevant cybersecurity issues. We have not experienced any material cybersecurity or information security breaches and, accordingly, have not incurred any material expenses due to information security breach penalties or settlements. We maintain cyber liability insurance coverage to mitigate against risks of cyber-attacks and other information security breaches.

Safehold Inc. 2025 Proxy Statement | 13

Board Committees

Our Board has four standing committees — Audit, Compensation, Nominating and Corporate Governance and Investment — made up entirely of independent directors. The Audit, Compensation, and Nominating and Corporate Governance Committees have adopted charters that meet applicable standards prescribed by the NYSE. These charters are available on our website at https://ir.safeholdinc.com/corporate-governance#governance-documents.

Our Board appoints special committees from time to time, as necessary.

The directors serve on each committee as follows:

Audit Committee

Robin Josephs (Chair)
Barry W. Ridings
Stefan Selig

Compensation Committee

Barry W. Ridings (Chair)
Jay Nydick
Stefan Selig

Nominating and Corporate Governance Committee(1)

Jesse Hom (Chair)
Robin Josephs
Barry W. Ridings

Investment Committee(1)

Jay Nydick (Chair)
Jesse Hom
Robin Josephs

(1)	Mr. Hom notified the Company that he will not seek re-election as a director at the 2025 Annual Meeting and will resign from the Board effective immediately prior to the commencement of the 2025 Annual Meeting. Mr. Nydick will replace Mr. Hom as chair of the Nominating and Corporate Governance Committee and Mr. Selig will replace Mr. Hom on the Investment Committee.

The Audit Committee is responsible, among other things, for the following matters:

☐	appoints, compensates, retains, and oversees the work of our independent registered public accounting firm
☐

establishes procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of “whistleblower” reports by our employees regarding questionable accounting or auditing matters

☐

meets periodically with management and our independent registered public accounting firm to review and discuss the Company’s annual audited financial statements and quarterly financial statements and any material related person transactions

☐	meets separately, on a periodic basis, with management, internal auditors, or our personnel responsible for the internal audit function, and with our independent registered public accounting firm
☐

receives reports from management of (i) any significant deficiencies in the design or operation of our internal controls and (ii) any fraud involving management or other employees who have a significant role in our internal controls

☐

receives reports from independent registered public accounting firm at least annually of (i) internal quality-control procedures, (ii) material issues raised by internal quality-control review or peer review of the auditing firm and (iii) all relationships and services between the independent registered public accounting firm and the Company

☐	reviews our hedging policy and the status of hedging transactions on a quarterly basis

14 | Safehold Inc. 2025 Proxy Statement

Board Committees

☐	reviews and discusses the Company’s earnings press releases and financial information and earnings guidance provided to analysts and rating agencies
☐	discusses policies with respect to risk assessment and risk management
☐	regularly discusses committee activity with the Board
☐	ensures that policies are established regarding hiring employees or former employees of the independent auditors
☐	reviews annually internal and external audits, if any, of our employee benefit plans and pension plans
☐

reviews annually the adequacy of our insurance, management information systems, internal accounting and financial controls, protection of technology and proprietary information, and policies and procedures relating to compliance with legal and regulatory requirements

☐	oversees our ESG programs and ESG risk management
☐	oversees our cybersecurity program

The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC and the NYSE. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee held six meetings during 2024.

The Compensation Committee is responsible for overseeing our executive compensation programs. The principal responsibilities of the Compensation Committee include:

☐	approves performance objectives for our Chief Executive Officer and evaluates the performance of our Chief Executive Officer relative to these objectives
☐	approves, either as a committee or together with a majority of the other independent directors of the Board, the compensation for our Chief Executive Officer
☐	reviews and sets or makes recommendations to the Board regarding the compensation of our executive officers (other than our Chief Executive Officer)
☐	reviews and sets base salaries, cash incentive bonuses, equity based incentive awards, and other compensation for our highly compensated employees
☐	reviews and makes recommendations to the Board regarding director compensation
☐	reviews and approves or makes recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements
☐	administers our incentive compensation programs and other equity-based compensation plans
☐	retains and oversees third party consultants as needed to assist with the Committee’s activities
☐	prepares the annual Compensation Committee report and regularly reports to the Board regarding activities of the committee
☐	performs such other duties and responsibilities pertaining to compensation matters as may be assigned by the Board

The Board has determined that all members of our Compensation Committee are independent for purposes of NYSE listing standards. The Compensation Committee held five meetings during 2024.

The Nominating and Corporate Governance Committee is responsible, among other things, for the following matters:

☐	provides counsel to the Board with respect to the organization, function, and composition of the Board and its committees
☐	oversees the annual self-evaluation of our Board and its committees, and the Board’s annual evaluation of management, and report about those reviews to the Board

Safehold Inc. 2025 Proxy Statement | 15

Board Committees

☐	periodically reviews and, if appropriate, recommends to the full Board changes to our corporate governance policies and procedures
☐	makes recommendations to the Board regarding governance matters, including with respect to the Company’s charter, bylaws and committee charters
☐	identifies and recommends to our full Board potential director candidates for nomination
☐	recommends to the full Board the appointment of each of our executive officers
☐	monitors and evaluates compliance with legal and regulatory requirements with respect to corporate governance matters and reports to the Board periodically with respect to such matters

The Board has determined that all members of our Nominating and Corporate Governance Committee are independent for purposes of NYSE listing standards. The Nominating and Corporate Governance Committee held four meetings during 2024.

The Investment Committee is responsible, among other things, for considering and, if appropriate, approving on behalf of the Board any proposed ground lease investment by the Company in an amount greater than $100 million (based on the size of the Company’s total commitment) in any transaction or series of related transactions.

The Investment Committee did not meet during 2024.

Compensation Committee Interlocks and Insider Consideration

During 2024, each of Messrs. Ridings, Nydick and Selig served on our Compensation Committee, with Mr. Ridings serving as Chair. Messrs. Ridings and Selig have not at any time been one of our executive officers or employees. Mr. Nydick was the president of the Company (then known as iStar) from November 2004 until September 2009. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Compensation Committee or Board.

16 | Safehold Inc. 2025 Proxy Statement

Director Compensation

We maintain a compensation program for our non-employee directors under which each non-employee director receives the amounts described below for their service on the Board. Mr. Hom has waived any compensation for his service as a director. Mr. Sugarman who is also an employee of the Company and Mr. Alvarado, who was an employee of the Company and a director until February 2024, received no compensation for their services as director. The following sets forth the terms of the compensation program:

	Annual
	Cash Retainer,	Annual Award of
	Paid in Quarterly	Restricted Stock Units of
	Installments	Common Stock(1)
Role	($)	($)
Non-Employee Directors	100,000	135,000
Committee Chairs:
☐ Audit	40,000	—
☐ Compensation	40,000	—
☐ Nominating and Corporate Governance	16,000	—
☐ Investment	16,000	—
Committee Members:
☐ Audit	15,000	—
☐ Compensation	15,000	—
☐ Nominating and Corporate Governance	10,000	—
☐ Investment	10,000	—
Lead Director		75,000

(1)	The number of restricted stock units of our common stock, par value $0.01 per share (the “Common Stock”) is based on the average NYSE closing price for our Common Stock for the twenty (20) days prior to the date of the annual stockholders meeting.

Directors do not receive additional fees for attending Board or committee meetings.

Safehold Inc. 2025 Proxy Statement | 17

Director Compensation

The table below summarizes the compensation information for our non-employee directors who served during the fiscal year ended December 31, 2024.

Messrs. Sugarman is not included in this table as he is a named executive officer and receives no additional compensation for his service as director. Mr. Alvarado, who was a named executive officer and director until February of 2024, similarly did not receive compensation for his service as a director while serving. Mr. Hom has waived any compensation for his service as a director.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)
Robin Josephs	160,000	147,330	25,099	332,430
Jay S. Nydick	131,000	147,330	—	278,330
Barry Ridings	165,000	147,330	1,802	314,132
Stefan M. Selig	130,000	229,203	—	359,203
Jesse Hom	—	—	—	—

(1)	Amounts included in the “Stock Awards” column reflect the grant date fair value of share awards made to directors in 2024 computed in accordance with FASB ASC Topic 718 (without regard to forfeitures). These awards were made to the directors under the Non-Employee Directors’ Deferral Plan, pursuant to which Directors may elect to receive these awards in the form of shares of Common Stock or Common Stock Equivalents “CSEs”. No directors have presently elected to receive CSEs. The share awards were valued for purposes of this table using the closing price of our common stock on the date of grant. The shares vest in May 2025, subject to the director’s continued service.

As of December 31, 2024, our directors held the following aggregate amounts of previously-awarded shares of our Common Stock and CSEs:

Robin Josephs: 29,326 CSEs

Barry W. Ridings: 2,599 CSEs

As of December 31, 2024, our directors held the following aggregate amounts of previously-awarded shares of our Restricted Stock Units:

Stefan M. Selig: 11,030

Robin Josephs: 7,090

Barry W. Ridings: 7,090

Jay S Nydick: 7,090

(2)	Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of $5,000 for directors, senior officers, and other employees. Our directors also are eligible for reimbursement of the costs of attending continuing director education programs.

In addition, Robin Josephs and Barry W. Ridings received additional CSEs credited in respect of dividend distributions paid on a share when dividends are declared.

Amounts included in the “All Other Compensation” column include any matching gifts made by us on behalf of the director and the fair market value of CSEs credited in respect of dividend distributions.

18 | Safehold Inc. 2025 Proxy Statement

Senior Executives

Biographical information for Jay Sugarman, our Chairman and Chief Executive Officer, is set forth under “Candidates for Election as Director” above. Biographical information for our other executive officer is set forth below:

Brett Asnas, age 41, currently serves as our Chief Financial Officer and is our principal accounting officer. Mr. Asnas was promoted to such position in February 2022 after serving as our Executive Vice President and Head of Capital Markets since 2018. Mr. Asnas is responsible for overseeing capital markets, investor relations, treasury, finance, accounting, tax, strategy, information technology and ESG. He manages relationships across investment banks, investors and lenders, rating agencies and analysts. He directs the finance and accounting group’s budgeting, forecasting, management and performance reporting and strategic analysis. Mr. Asnas has vast experience in debt and equity capital markets across single asset, portfolio and corporate transactions. Mr. Asnas joined the Company in 2008 and previously held positions in the real estate private equity business at Fortress Investment Group, the real estate investment banking division at Nomura Securities, as well as structured finance advisory at Ernst & Young LLP. Mr. Asnas holds a B.S. degree in Finance from the School of Management at Binghamton University.

Safehold Inc. 2025 Proxy Statement | 19

Indemnification

Our charter permits us, and our Bylaws obligate us, to indemnify and advance expenses to our present and former directors and officers who are made, or threatened to be made, a party to or witness in a proceeding by reason of their service in that capacity, to the maximum extent permitted by Maryland law.

We have additionally entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify the individual indemnitee to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings and investigations to which they are made a party because of their status as a director, officer or agent of the Company, or because they serve as a director, officer or agent of another company at the Company’s request.

To supplement these indemnification provisions, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

20 | Safehold Inc. 2025 Proxy Statement

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board, with the concurrence of the Board, has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our governing documents do not require stockholder ratification of the Audit Committee’s selection of independent registered public accounting firm, however, the Board is submitting the selection of independent registered public accounting firm to the stockholders for ratification. We expect a representative of Deloitte & Touche LLP, or Deloitte, to attend the 2025 Annual Meeting. The representative may make a statement, and will respond to appropriate questions.

Accounting Fees and Services

Fees paid to Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2024 and 2023, were as follows

Type of fee	2024	2023
Audit fees	$1,121,363	$1,169,563
Audit-related fees	54,600	75,400
Tax fees	341,173	456,699
All other fees	—	—
Total fees	$1,517,136	$1,701,662

Audit Fees.

These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, limited reviews of our unaudited consolidated interim financial statements and comfort letters.

Audit-Related Fees.

The 2024 fees were incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under “Audit Fees.”

Tax Fees.

These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.

Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance, and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions on those matters to the full Board.

The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, involving the independent registered public accounting firm. During fiscal 2024, the Audit Committee approved all audit engagement fees and terms involving Deloitte, as well as all significant non-audit services performed by Deloitte.

Pre-Approval Policies and Procedures.

In accordance with its charter and applicable rules and regulations adopted by the SEC, our Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. All of the fees described in the table above were pre-approved by the Audit Committee.

Safehold Inc. 2025 Proxy Statement | 21

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Required Vote

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte to stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding Deloitte’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 will require the affirmative vote of a majority of all the votes cast at the 2025 Annual Meeting at which a quorum is present. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because brokers have discretionary voting authority with regard to this proposal under the rules of the NYSE, we do not expect any broker non-votes in connection with this proposal.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP, to be our independent registered public accounting firm for the fiscal year ending December 31, 2025.

22 | Safehold Inc. 2025 Proxy Statement

Report of the Audit Committee

The Audit Committee oversees the financial reporting process of Safehold Inc. a Maryland corporation (“Safehold”) on behalf of the board of directors (the “Board”) in accordance with our charter. The board has determined that all members of the Audit Committee meet the independence requirements of both the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE. The board also has determined that all members of the Audit Committee are “audit committee financial experts” within the meaning of the SEC rules, and are financially literate and have accounting or related financial management expertise, as such qualifications are defined under NYSE rules. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee charter is available on Safehold’s website at www.safeholdinc.com (under “Investors” and then “Governance & Proxy”) and will be provided in print, without charge, to any stockholder who requests a copy.

Safehold’s management is responsible for executing the financial reporting process and preparing the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, and termination of the external auditors. The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit Safehold’s consolidated financial statements for the year ending December 31, 2025.

The independent registered public accounting firm is responsible for auditing the effectiveness of Safehold’s internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements conform to generally accepted accounting principles in the United States. The Audit Committee also approved the engagement of an accounting firm to assist management in preparing documentation, testing and evaluating internal controls over financial reporting, and reviewing the performance of those controls. The Audit Committee does not prepare financial statements or conduct audits.

Safehold appointed Deloitte to audit Safehold’s consolidated financial statements for the year ending December 31, 2024. In its capacity as Safehold’s independent registered public accounting firm for 2024, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2024. In connection with the December 31, 2024, audited consolidated financial statements, the Audit Committee:

☐

reviewed and discussed with management and the independent registered public accounting firm Safehold’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

☐

reviewed and discussed with management and the independent registered public accounting firm Safehold’s audited financial statements, including discussions regarding critical accounting policies, other appropriate financial accounting and reporting principles and practices, the quality of such principles and practices, and the reasonableness of significant judgments;

☐

discussed with the independent registered public accounting firm the items that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

☐

reviewed and considered the written disclosures in the letter received from Deloitte, as required by the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee regarding independence, including a discussion about its independence from Safehold and management.

Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee, and in the Audit Committee charter in effect in 2024, we recommended to the Board that the Safehold audited consolidated financial statements for 2024 be included in Safehold’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Board approved the Audit Committee’s recommendation.

Submitted by the Audit Committee

Robin Josephs (Chair)

Barry Ridings

Stefan Selig

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the same by reference.

Safehold Inc. 2025 Proxy Statement | 23

Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation (Say-on-Pay)

We are asking stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement (Say-on-Pay). Although this advisory vote is non-binding on the Company, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. At our 2023 annual meeting of stockholders, our stockholders recommended, and our Board determined to hold a Say-on-Pay advisory vote every year. Unless the Board or the Compensation Committee modifies the determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at our 2026 annual meeting of stockholders.

We encourage stockholders to read the entire Compensation Discussion and Analysis section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.

The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and sustainable long-term success.

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Required Vote

The affirmative vote of a majority of all the votes cast at the 2025 Annual Meeting at which a quorum is present is required for the advisory resolution to approve executive compensation. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The board unanimously recommends that you vote “FOR” the Say-on-Pay resolution to approve the compensation of the named executive officers.

24 | Safehold Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s executive compensation program in effect for 2024 was the product of the comprehensive review undertaken by our Compensation Committee in recent years and the extensive stockholder outreach seeking feedback and input to ensure that our compensation program was aligned with shareholder interests and concerns. This Compensation Discussion and Analysis (“CD&A”) details how our executive compensation program was designed and operated for our named executive officers (“NEOs”), who in 2024 included the following individuals:

Jay Sugarman	Chairman and Chief Executive Officer
Marcos Alvarado	President and Chief Investment Officer (until February 2024)
Brett Asnas	Chief Financial Officer

This Compensation Discussion and Analysis discusses our historical compensation program and practices in effect for 2024, supplemented by information regarding certain compensation actions taken after December 31, 2024.

Compensation Philosophy and Guiding Principles

Our compensation programs are designed to foster a strong pay-for-performance culture by ensuring we balance emphasis on near-term and long-term performance. The Compensation Committee, and the Board as a whole, believe this approach is essential given the nature of our portfolio of assets and investment opportunities.

We strive to provide our employees with meaningful reward opportunities while maintaining alignment with stockholder interests and business imperatives. In setting and overseeing the compensation of our executive officers, the Compensation Committee believes our compensation philosophy is best enacted by designing programs and policies to achieve three core objectives:

1.	Attract, motivate and retain executives who contribute to the achievement of our short-term and long-term goals.
2.	Encourage our executives to improve business performance and increase shareholder value by providing a mix of compensation that is primarily performance-based and variable.
3.	Align executives’ interests with those of our stockholders by denominating a significant portion of total compensation in long-term interests that are both performance-based and equity-based.

Response to 2024 Say-on-Pay Proposal

At our 2024 annual meeting of stockholders, our say-on-pay proposal received support from approximately 71% of the votes cast on the proposal, reflecting shareholder support for our fiscal 2023 executive compensation program. As we evaluated our compensation practices for fiscal 2024, we were mindful of the support our stockholders expressed for our program. We believe the lower than historical support on our say-on-pay vote was due to the one-time Merger related awards, accelerated vesting of restricted stock units following the closing of the Merger, and iPIP termination and distributions. Each of these elements were one-time and non-recurring and not part of the 2024 or go-forward compensation plan.

2024 Compensation Program

Our executive compensation program for 2024 consisted of three primary components:

1.	Base salary

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EXECUTIVE COMPENSATION

2.	Annual incentive award
3.	Long term incentive program

For the named executive officers, the Compensation Committee determines the amounts of these compensation components annually after considering:

☐	Each executive’s experience, knowledge, skills and personal contributions
☐	The Company’s performance relative to pre-established goals
☐	Individual executives’ accomplishments and performance relative to pre-established goals
☐	Real estate industry performance, general economic conditions and other macroeconomic factors

Each compensation component is discussed below.

Base Salaries

The Compensation Committee reviews the annual base salaries of our NEOs at the beginning of every year. Base salaries of our NEOs who served during 2024 are shown below.

2024 Base
Salary
Named Executive Officer	($)
Jay Sugarman	600,000
Marcos Alvarado	550,000
Brett Asnas	450,000

The base salaries for Messrs. Sugarman and Mr. Alvarado for 2024 were set at the same level as in 2023. The 12.5% base salary increase for Mr. Asnas in February 2024 was due to recognition of his past performance and an increase in responsibilities in his role.

Performance-Based Pay

The Compensation Committee allocates pay among base salary, short-term incentives, and long-term incentives to emphasize performance-based, variable compensation. This mix ensures the appropriate alignment of executive compensation with financial performance and shareholder value creation.

Annual Incentive Plan (AIP)

Our NEOs, as well as our other employees, are eligible to earn an annual incentive award if we achieve performance goals approved by the Compensation Committee. In the beginning of 2024, the Committee discussed and approved performance and payout opportunity levels under the AIP after a multi-step process of reviewing our current strategy, business plans and budgets, headcount and roles, and other relevant factors. In 2024, the Compensation Committee approved the Strategic Framework Success Rate scorecard to determine AIP funding.

The Strategic Framework Success Rate is a scorecard that assesses performance relative to five predetermined goals directly linked to our strategic framework, as follows:

☐	Ground Lease Gross Originations
☐	Credit Rating
☐	CARET
☐	Core G&A
☐	Employment Engagement Score

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At the beginning of 2024, the Compensation Committee set the target performance metrics set forth in the table below. In addition, the Compensation Committee originally set the AIP pool threshold, target and high funding levels at $11.7m, $14.7m and $17.7m, respectively. In July 2024, the Committee elected to decrease the AIP pool threshold, target and high funding levels to $10.2m, $13.2m and $16.2m respectively, adjusting for certain personnel realignment and decreased employee headcount. At year-end, the Compensation Committee determined actual performance achieved during 2024 for each of these performance metrics as indicated by the Outcome column of the table:

	(0) Below		(1)	(2)	(3)
Performance Metric	Weighting	Threshold	Threshold	Target	High	Results	Outcome
1. Ground Lease Gross Originations	30%	$200m	$350m	$500m	$650m	$225m	0.2
3. Credit Rating	25%	Downgrade	No change in rating	S&P Initial rating BBB+ or Fitch Upgrade to A-	S&P Initial rating BBB+ and Fitch Upgrade to A-	S&P Initial rating BBB+ and Fitch Upgrade to A-	3.0
5. CARET(1)	20%	No Sale	$1.75B Valuation	$2.0B Valuation	$2.25B Valuation	No Sale	0
4. Core G&A(2)	15%	$39.1m	$37.6m	$36.1m	$34.6m	$34.6m	3.0
6. Employment Engagement Score	10%	70%	74%	77%	80%	76.5%	1.9
2024 AIP Funding(3)	100%	0M	$10.2m	$13.2m	$16.2m		$11.5m

NOTES:

(1)	Minimum $15 million sale.
(2)	Annualized G&A excluding bonus, stock-based compensation and Star Holdings management fee.
(3)	The outcome score is determined on a 0 to 3 scale (below threshold (0), threshold (1), target (2) and high (3)) and a linear scale of performance targets and payout levels are utilized to determine performance and funding for results that fall between the specified amounts.

Based on the actual performance achieved during 2024 compared to the target performance metrics and corresponding AIP pool target funding levels established by the Compensation Committee, the Compensation Committee approved funding for the final 2024 AIP pool at the reduced target level of $13.2 million. Volatility in interest rates negatively impacted transaction volume in the general commercial real estate sector which the Compensation Committee did not anticipate when it set the performance goals at the beginning of 2024. The Compensation Committee determined that increased liquidity and multiple positive credit outcomes in 2024 were important to set up the Company for a strong 2025. The Compensation Committee determined it was appropriate to fund the pool at this level to recognize the contributions of the employees in a challenging environment, to maintain competitiveness in the market and to retain and incentivize the Company’s employees, all of whom participate in this plan.

AIP Awards for 2024 (Approved and Paid in February 2025)

For services during 2024, 26% of our AIP pool was awarded to our NEOs and paid in February 2025 in a mix of stock 79% and cash 21%. The stock was awarded under the Company’s 2009 Amended and Restated Long-Term Incentive Plan (the “2009 LTIP”) and vested immediately upon the grant. 74% of the pool was used to reward and recognize non-NEO employees.

In approving individual AIP awards to our NEOs for services in 2024, the Compensation Committee took into consideration the contributions and accomplishments of each NEO, including their performance with reference to specific individual goals developed for each executive, including the following:

☐

Mr. Sugarman assumed all of Mr. Alvarado’s former responsibilities in February of 2024. Mr. Sugarman’s AIP award was approved based on overseeing all aspects of our business, leading and enabling our key business functions to achieve operating framework targets and originating ground lease investments in very challenging market conditions.

☐

Mr. Asnas’ AIP award was approved based on his contributions towards achieving a credit rating upgrade from Fitch and an initial rating from S&P of BBB+, progress in capital markets transactions including originating a new revolving credit facility and establishing a commercial paper program, providing efficiency and reduction of Company general and administrative costs, and strategic leadership of our investor relations, treasury, finance and ESG functions.

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EXECUTIVE COMPENSATION

☐	Mr. Alvarado resigned from the company in 2024 and was not entitled to any AIP award for 2024.

The following table lists the AIP awards granted to our NEOs for their services during 2024. As shown, Mr. Sugarman’s AIP award was granted entirely in equity, at the discretion of the Company.

	2024 Award	2024 Award	2024 Award
Named Executive Officer	Cash ($)	Equity ($)	Total ($)
Jay Sugarman	—	1,950,000	1,950,000
Brett Asnas	725,000	725,000	1,450,000

LTIP

We have granted equity-based awards under the 2009 LTIP as deemed appropriate to enhance retention and shareholder alignment and promote long-term equity ownership. In 2024, the Compensation Committee approved long-term incentive compensation to Mr. Asnas in the form of restricted stock units (“RSUs”) that cliff vest on the third annual anniversary of the grant date. No other equity grants were made to the named executive officers during 2024.

2024 Restricted Stock Unit Awards

	LTIP Awards (Units)	Grant Date
	Awarded in 2024	Value
Executive	(#)	($)(1)
Brett Asnas	49,702	1,000,000

(1)	The value of the Units is based on the grant date fair value calculated in accordance with FASB ASC Topic 718.

Other Equity Compensation Arrangements

CARET Performance Incentive Plan

During the third quarter of 2018, Old SAFE adopted, and in the second quarter of 2019, its stockholders approved, the Caret Performance Incentive Plan (the “Original Caret Performance Incentive Plan”). Grants under the Original Caret Performance Incentive Plan were subject to vesting based on time-based service conditions and hurdles relating to Old SAFE’s common stock price, all of which were satisfied as of December 31, 2023. In connection with the Merger, certain of Old SAFE’s former executive officers (including our NEOs), have entered into re-vesting agreements pursuant to which the executives have agreed to subject 25% of their previously vested Caret units to additional vesting conditions which will be satisfied on March 31, 2025, subject to the applicable executive’s continued employment through such date. In the event of a termination of the executive’s employment by the Company without “cause”, or due to the executive’s death, disability or retirement, the unvested Caret units shall continue to vest as and when the vesting conditions described above are satisfied.

As part of a restructuring in connection with the Merger (the “Caret Restructuring”), Safehold Operating Partnership LP converted into a Delaware limited liability company and renamed itself “Safehold GL Holdings LLC” (“Portfolio Holdings”), with the Company as its managing member. The Company conducts all of its business and owns all of its properties through Portfolio Holdings. In addition, holders of Caret units in Old SAFE’s subsidiary, Caret Ventures LLC (“Caret Ventures’), contributed their interests in Caret Ventures to Portfolio Holdings in return for Caret units issued by Portfolio Holdings. In connection with the consummation of the Merger and the Caret Restructuring, Old SAFE, Caret Ventures and CARET Management Holdings LLC assigned each Award Agreement (as defined in the Original Caret Performance Incentive Plan) relating to outstanding Caret unit awards to Portfolio Holdings pursuant to the Omnibus Assignment, Assumption and Amendment Agreement, dated as of March 31, 2023 (the “Caret Assignment Agreement”).

Following the effectiveness of the Caret Assignment Agreement, Old SAFE amended and restated the Original Caret Performance Incentive Plan (the “Amended Caret Performance Incentive Plan”). The new Caret units evidence a separate class of membership profit interests in Portfolio Holdings, designated as “Caret units”, under the Limited Liability Company Agreement of Portfolio Holdings.

As of April 1, 2025,128,746 Caret units were reserved and available for issuance under the Amended Caret Performance Incentive Plan plus any Caret units which are subject to awards outstanding which become available for issuance under the Amended Caret Performance Incentive Plan if an award expires or is cancelled, forfeited or otherwise terminated or as a result of any forfeitures under any of the re-vesting arrangements described above.

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Prior to the Merger, the Old SAFE compensation committee, and following the Merger, the Board, approved awards of 76,801 new Caret units to executive officers and other employees, other than Messrs. Sugarman and Alvarado, including 15,000 Caret units to Mr. Asnas. The new Caret unit awards were granted immediately following the Merger and the effectiveness of the Amended Caret Performance Incentive Plan, and cliff vest on the fourth anniversary of their grant date if the Company’s common stock has traded at an average per share price of $60.00 or more for at least 30 consecutive trading days during that four-year period.

Upon the resignation of Mr. Alvarado, he forfeited 101,875 Caret units.

As of April 1, 2025, Amended Caret Performance Incentive Plan participants held 1,371,254 Caret units, representing 14.4% of the then-outstanding Caret units and 11.4 % of the then-authorized Caret units, which includes 735,000 Caret units, representing 7.74% of the then-outstanding Caret units and 6.13% of the then-authorized Caret units, and 35,000 Caret units, representing 0.37 % of the then-outstanding Caret units and 0.29% of the then-authorized Caret units, held directly and indirectly by Messrs. Sugarman and Asnas respectively.

Risk and Compensation

We believe that both the Company and our individual employees should focus on identifying, pricing, managing, and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns for our shareholders. Our compensation program is designed to support and motivate our employees in achieving this objective without encouraging excessive risk-taking. We believe the following attributes contribute to an executive compensation program that does not create risks that are reasonably likely to have a material adverse effect on the Company.

☐

Appropriate pay mix. We rely on an assortment of compensation elements — both fixed and variable, cash and equity-based, and short- and long-term — to ensure our executives focus on objectives that help us achieve our business plans and create alignment with long-term shareholder interests.

☐	Long-term incentive awards subject to multi-year vesting. RSU awards granted to senior executives vest over three or four years.
☐	Company executives are also stockholders. Our NEOs, other executive officers, and directors must comply with rigorous stock ownership guidelines.
☐

Reduced incentive for misconduct. Our clawback policy allows us to recover incentive compensation paid to an executive in the event such executive’s fraud, willful misconduct, or violation of a company policy leads to a restatement of our financial statements or negative revision of a financial measure used to determine that incentive compensation.

☐

No hedging or pledging. Our executives and directors are prohibited from engaging in transactions that hedge the risk of owning the Common Stock. In addition, directors, officers, and other employees may not pledge our securities as collateral for a loan or hold Company securities in a margin account except with prior approval in accordance with guidelines approved by our board from time to time.

☐

No guaranteed employment. We have no employment agreements with executive officers. All of our executives are employed on an “at will” basis and may be terminated with or without cause at any time. Similarly, our executives have no “golden parachute” or “golden coffin” arrangements. Taken as a whole, our compensation arrangements reward executives for appropriately identifying and managing risks, but provide no guaranteed “safety net” if they are ineffective in doing so. Moreover, the structure of our incentive compensation program ensures that any loss of value to our shareholders is shared by management.

Severance Payments

Mr. Alvarado did not receive any severance payments or other benefits in connection with his resignation. Upon his resignation, he forfeited all outstanding restricted stock units.

Compensation Governance

In addition to structuring our compensation programs with objective, predetermined goals, and providing for direct oversight by our Compensation Committee, we employ a number of features to enhance our compensation governance, as described below.

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EXECUTIVE COMPENSATION

Stock Ownership Guidelines

Our non-employee directors, executive officers, and other senior officers are expected to maintain equity ownership interests having at least minimum prescribed values. Our ownership guidelines in effect for 2024 are as follows:

5X Annual Cash Retainer	10X Base Salary	3X Base Salary
Non-employee Director	Chairman and CEO	Chief Financial Officer and other CEO direct reports

Non-employee directors and officers have five years from the date they are elected to the board or appointed to an officer position, as the case may be, to satisfy the ownership guidelines. All of our non-employee directors and named executive officers are currently in compliance with the guidelines.

Clawback Policy

We have a “clawback” policy that is reflected in the provisions of certain incentive compensation awards. If we determine that an employee has engaged in fraud, willful misconduct, or violation of a company policy, and we further determine that misconduct caused or contributed to a material restatement or adjustment of the Company’s financial results within two years after the period presented, or caused a material negative revision of a financial measure used to determine incentive compensation, the Compensation Committee will review performance-based compensation awarded to that employee and, if appropriate, seek recoupment of an appropriate portion of such award.

In addition, in accordance with the requirements of the NYSE listing standards, we maintain the Safehold Inc. Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), an executive officer clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable erroneously paid incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

Insider Trading Policies and Procedures

The federal securities laws prohibit a company’s directors, officers, employees and other “insiders” from engaging in securities trading on the basis of material, non-public information. It is our policy, without exception, to comply with all applicable laws and regulations in conducting our business, including in respect of any purchases or sales of our securities by us. The Company has adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. We impose “blackout periods” on a quarterly basis, and otherwise as appropriate, that prohibit insiders from trading in our securities, and require that any trading by an insider must be approved in advance by our compliance officer. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Equity Grant Practices

We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2024, we did not grant stock options, stock appreciation rights, or similar option‐like instruments to our named executive officers.

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Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million annually. Prior to enactment of the Tax Cuts and Jobs Act in November 2017, Section 162(m) included an exception for performance-based compensation that meets specific requirements. This exception has now been repealed, subject to certain grandfathered exceptions, which means employers generally lose the deduction for compensation to covered executives in excess of $1 million. Notwithstanding the loss of the exception for performance-based compensation, the Compensation Committee generally intends to continue to utilize the grandfathering rule under the Tax Cuts and Jobs Act where available. However, the Compensation Committee reserves the right to pay nondeductible compensation.

Roles and Responsibilities in Setting Named Executive Officer Compensation

Compensation Committee

The Compensation Committee is currently made up of three independent directors and reports to the Board.

The Compensation Committee reviews and approves overall compensation philosophy and strategy, as well as the compensation programs in which executive officers participate. Ultimately, the Compensation Committee is responsible for:

☐	approving specific compensation for the executive officers
☐	determining the form and amount of that compensation
☐	aligning executive compensation with shareholders’ interests

To that end, at the beginning of each year the Compensation Committee works with the CEO to set company performance goals and benchmarks for individual executive performance that we expect will positively influence shareholder value. At the end of each year, the Compensation Committee, taking into consideration the CEO’s recommendations for his direct reports, determines and approves specific compensation amounts for our executive officers.

With respect to the CEO, the Compensation Committee annually:

☐	reviews and approves objectives
☐	evaluates the CEO’s performance against those objectives and the Company’s overall performance
☐	determines the CEO’s compensation level based on that evaluation

When appropriate, members of the Compensation Committee engage with shareholders and other stakeholders to seek input on executive compensation matters.

The Compensation Committee has authority to retain independent compensation consultants and legal counsel to assist it in fulfilling its obligations.

Independent Compensation Consultant

Pay Governance, an independent executive compensation consultant, was retained by the Compensation Committee for 2024 to provide consulting advice on matters of governance and executive compensation.

As requested by the Compensation Committee, Pay Governance performs the following services:

☐	provides advice and opinion on the appropriateness and competitiveness of our executive compensation programs relative to market practice
☐	provides advice on our compensation strategy and our internal compensation-setting processes and governance
☐	attends Compensation Committee meetings

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EXECUTIVE COMPENSATION

Chief Executive Officer

The CEO is supported by other members of the senior management team in setting goals and measuring company and individual performance.

The CEO works with the Company’s other executive officers to set performance goals for the company and individual executives, as appropriate, at the beginning of each year. Using that collective insight, the CEO recommends incentive plan designs and goals for the Compensation Committee’s review and approval.

The CEO makes recommendations to the Compensation Committee regarding compensation for the NEOs after reviewing the Company’s overall performance and each executive’s personal contributions. The CEO incorporates numerous qualitative factors into his recommendations. The CEO does not participate in the Committee’s executive session discussions or deliberations related to his own compensation.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of Safehold Inc., a Maryland corporation (the “Company” or “Safehold”) reviewed and discussed the Compensation Discussion and Analysis that is required by the Securities and Exchange Commission rules with the Company’s management. Based upon this review and discussion, the Compensation Committee has recommended to Safehold’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Barry Ridings (Chairman)
Jay Nydick
Stefan Selig

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EXECUTIVE COMPENSATION

Chief Executive Officer Pay Ratio

For 2024, the ratio of the annual total compensation of Mr. Sugarman, our CEO, to the median of the annual total compensation of all of our employees other than our CEO (“Median Annual Compensation”) was 2 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K using the data summarized below. For purposes of this disclosure, we refer to the employee who received Median Annual Compensation as the “Median Employee.” The date used to identify the Median Employee was December 31, 2024.

To identify the Median Employee, we first determined our employee population as of December 31, 2024. On that date, the Company and our consolidated subsidiaries collectively had 74 employees. This number includes both full-time and part-time employees, but not independent contractors or “leased” workers. We then measured compensation for the period beginning on January 1, 2024 and ending on December 31, 2024 for these employees. This compensation measurement was calculated by totaling, for each employee, including salary, bonuses and grant date fair value of equity awards as shown in our payroll and human resources records for 2024. We annualized compensation for any employee who worked for less than the full year.

For purposes of calculating this ratio, we used the total compensation of $644,601 reported for Mr. Sugarman in the Summary Compensation Table for 2024. Median Annual Compensation for 2024 was $276,477. This amount was calculated by totaling all applicable elements of compensation for our Median Employee for 2024 in accordance with Item 402(c)(2)(x) of Regulation S-K.

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Executive Compensation Tables and Other Information

Summary Compensation Table

The following table and the accompanying footnotes set forth compensation information for the past three years for our named executive officers who served during 2024:

					All Other
		Salary	Bonus	Stock Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)(2)	($)(3)(4)	($)(5)	($)
Jay Sugarman(6)	2024	600,000	—	—	44,601	644,601
Chairman and Chief Executive Officer	2023	600,000	—	7,791,612	13,812	8,405,424
	2022	600,000	—	80,000	13,050	693,050
Marcos Alvarado(7)	2024	40,104	—	1,470,000	1,216	1,511,320
President and Chief Investment Officer	2023	550,000	1,920,000	6,690,135	315,585	9,475,720
	2022	550,000	1,710,000	1,450,000	19,118	3,729,118
Brett Asnas	2024	450,000	725,000	1,758,061	24,616	2,957,677
Chief Financial Officer	2023	400,000	625,000	3,649,749	245,170	4,919,919
	2022	300,000	380,000	420,000	19,449	1,119,449

(1)	Amounts reported in the “Bonus” column for 2024 for Brett Asnas include the cash portion of the AIP awards earned for 2024 and paid in February 2025 ($725,000). The portion of the AIP awards that were granted in the form of fully vested shares of our Common Stock in February 2025 to Mr. Asnas will be reported in the Summary Compensation Table for 2025. Jay Sugarman’s AIP awards earned for 2024 and paid in February 2025 were granted in the form of fully vested shares of our Common Stock and will be reported in the Summary Compensation Table for 2025. Mr. Sugarman did not receive any cash portion of the AIP awards earned for 2024. Mr. Alvarado resigned in 2024 and was not entitled to any AIP award for 2024.
(2)	Amounts reported in the “Bonus” column for 2023 include (i) the cash portion of the retention bonuses in connection with the Merger paid to Marcos Alvarado ($1,290,000) and Brett Asnas ($445,000) and (ii) the cash portion of the AIP awards paid to Marcos Alvarado ($630,000) and Brett Asnas ($180,000). The cash portion of the retention bonuses were initially paid in March 2023, subject to clawback if the employee resigned or was terminated for cause before the earlier of the closing of the Merger or September 30, 2023. The AIP awards were earned for 2023 and paid in February 2024.
(3)	Amounts reported in the “Stock Awards” column for 2024 include (i) the grant date fair value of the portion of the AIP awards that were granted in the form of fully vested shares of our Common Stock in February 2024 to Mr. Alvarado and Mr. Asnas (with a fair value of $1,470,000 and $758,061, respectively), and (ii) the grant date fair value of time-based Restricted Stock Units to Mr. Asnas (with a fair value of $1,000,000), in each case, calculated in accordance with FASB ASC Topic 718 based on the closing price of a share of our Common Stock as of the date of grant. The Restricted Stock Units granted to Mr. Asnas are eligible to vest on the third anniversary of the grant date.
(4)	Amounts reported in the “Stock Awards” column for 2023 include (i) the grant date fair value of the Restricted Stock Unit Awards which are eligible to vest on the first four anniversaries of the date of grant, (ii) the grant date fair value of performance-vesting Caret units, and (iii) the grant date fair value of the stock portion of the retention bonuses granted in connection with the Merger, in each case, calculated in accordance with FASB ASC Topic 718. The grant date fair value of each Restricted Stock Unit Awards and the stock portion of the retention bonuses was calculated based on the closing price of a share of our Common Stock as of the date of grant. The grant date fair value of each performance-vesting Caret unit award was determined using a Monte Carlo simulation, using a volatility rate of 48.74%, a risk-free rate of 3.73%, and a dividend yield of 2.33%. The grant date fair value of such performance-vesting Caret units was $1,581,000 (for Mr. Asnas).
(5)	Amounts reported in the “All Other Compensation” column include our matching contributions to the accounts of our named executive officers in our 401(k) Plan, additional compensation attributable to certain life and disability insurance premiums, and accrued dividend paid upon the vesting of the Units in 2024.

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EXECUTIVE COMPENSATION

	401(k)match	Life and Disability Insurance Premiums	Dividend on vested Units(a)	Total
Name and Principal Position	($)	($)	($)	($)
Jay Sugarman	11,500	2,469	30,632	44,601
Marcos Alvarado	1,003	213	—	1,216
Brett Asnas	11,500	2,477	10,639	24,616

(a)The value of the dividends paid on the vested Units was not factored into the grant date fair value previously reported for such Units.

(6)	No annual incentive award was paid to Mr. Sugarman under our AIP for services in 2022 and 2023, as Mr. Sugarman offered to forego any potential AIP award for 2022 and 2023.
(7)	Mr. Alvarado resigned in 2024 and was not entitled to any AIP award for 2024.

Grants of Plan-Based Awards

The following table includes information on plan-based awards granted to our named executive officers who served during 2024.

Estimated
		Future			All Other
		Payouts Under			Stock Awards:
		Equity			Number of
		Incentive			Shares of
		Plan Awards			Stock or	Grant Date
	Grant	Threshold	Target	Maximum	Units	Fair Value
Name	Date	(#)	(#)	(#)	(#) (1)	(#) (2)
Jay Sugarman	-				-	-

Marcos Alvarado	2/29/24				73,062	1,470,000

Brett Asnas	2/29/24				37,677	758,061
	2/29/24				49,702	1,000,000

(1)	Amounts reflect (a) the time-based vesting Restricted Stock Units granted to Mr. Asnas in February 2024, which are eligible to vest in three years, subject to continued employment through the applicable vesting date, and (b) the portion of the AIP awards that were granted in the form of fully vested shares of our Common Stock in February 2024 to Mr. Alvarado and Mr. Asnas.
(2)	Amounts reflect the grant date fair value of the time-based vesting Restricted Stock Units Awards and the AIP awards that were granted in the form of fully vested shares of our common stock, in each case, calculated in accordance with FASB ASC Topic 718 based on the closing price of a share of our Common Stock as of the date of grant.

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Outstanding Equity Awards

The following table shows all outstanding equity awards at the end of 2024 held by our NEOs who served during 2024, which include unvested Caret units and unvested restricted stock units.

Outstanding Equity Awards at Fiscal 2024 Year-End

	Stock Awards
					Equity Incentive
					Plan Awards:		Equity Incentive
					Number of		Plan Awards:
	Number of		Market Value of		Unearned		Market or Payout Value of
	Shares or Units of		Shares or Units		Shares, Units or		Unearned Shares, Units or
	Stock That Have		of Stock That		Other Rights That		Other Rights That Have Not
	Not Vested		Have Not Vested		Have Not Vested		Vested
Name	(#)		($)		(#)		($)
Jay Sugarman	129,798	(1)	2,398,667	(1)	—		—
	183,750	(3)	35,673,225	(3)	—		—
Marcos Alvarado(5)	—		—		—		—
Brett Asnas	45,078	(1)	833,041	(1)	—		—
	49,702	(2)	918,493	(2)	—		—
	5,000	(3)	970,700	(3)	—		—
	—		—		15,000	(4)	2,912,100	(4)

(1)	Amounts represent time-vesting restricted stock unit awards granted in March 2023 to Mr. Sugarman and Mr. Asnas, which are eligible to vest on the first four anniversaries of the date of the merger, subject to continued employment through the applicable vesting date. The market value is calculated by multiplying the number of Units by $18.48, the closing market price of our Common Stock on December 31, 2024.
(2)	Amounts represent the time-based vesting restricted stock unit awards granted to Mr. Asnas in February 2024, which are eligible to vest in three years, subject to continued employment through the applicable vesting date. The market value is calculated by multiplying the number of Units by $18.48, the closing market price of our Common Stock on December 31, 2024.
(3)	Amounts represent time-vesting Caret units. In March 2023, Mr. Sugarman and Mr. Asnas entered into re-vesting agreements pursuant to which the executives agreed to subject 25% of their previously vested Caret units to additional vesting conditions which will be satisfied on March 31, 2025, subject to the applicable executive’s continued employment through such date. The market value as of December 31, 2024, is calculated based on a per-unit price of $194.14, determined by reference to recent purchase prices paid by independent purchasers of Caret Units in arm’s-length transactions.
(4)	Amounts represent performance-based Caret units that cliff vest on March 31, 2027 if the Company’s Common Stock has traded at an average per share price of $60.00 or more for at least 30 consecutive trading days during that four-year period. The market value of these unvested Caret unit on December 31, 2024, is calculated based on a per-unit price of $194.14, determined by reference to recent purchase prices paid by independent purchasers of Caret units in arm’s-length transactions.
(5)	Mr. Alvarado’s unvested equity awards were forfeited upon resignation.

Safehold Inc. 2025 Proxy Statement | 37

EXECUTIVE COMPENSATION

Stock Vested in Fiscal 2024

The following table presents information for our named executive officers relating to stock awards that vested during 2024.

	Stock Awards
	Number of Shares
	Acquired On	Value Realized
	Vesting	on Vesting
Name	(#)	($)(1)
Jay Sugarman	43,266	921,912
Marcos Alvarado	73,062	1,470,000
Brett Asnas	52,704	1,078,257

(1)	Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our Common Stock on the vesting date.

No Pension or Deferred Compensation

We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans, or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

No Employment Agreements with Executive Officers

We do not have employment agreements with any of our named executive officers.

Change-in-Control or Similar Arrangements

Our named executive officers’ outstanding restricted stock unit awards are entitled to full acceleration of vesting in the event of a change in control. The Board believes this treatment provides important retention incentives during what can be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, the outstanding restricted stock unit awards held by the executive would terminate.

38 | Safehold Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

The Company’s Severance Plan provides separation benefits in the event an employee is terminated without cause, on terms that are available generally to all salaried employees. Assuming a qualifying termination event on December 31, 2024, the separation benefits payable to each of our NEOs would have included a lump sum payment equal to 6 months of salary, a payment in respect of annual incentive award for 2024 equal to 100% of the annual incentive award received for 2023, and reimbursement for 6 months’ of the employer’s portion of premiums for healthcare continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the employee and covered dependents.(a) Mr. Alvarado did not receive any severance payments or other benefits in connection with his resignation.

Name	Benefit	Termination without "Cause"	Termination due to "Death or Disability"	Resignation	"Change in Control"(b)
Jay Sugarman	Cash Payment(c)	$ 300,000	$ -	$ -	$ -
	Vesting of Equity Awards(d)	38,071,892	35,673,225	-	2,398,667
	Value of Benefits(e)	25,197	-	-	-
	Total	$ 38,397,089	$ 35,673,225	$ -	$ 2,398,667
Brett Asnas	Cash Payment(c)	$ 1,163,061	$ -	$ -	$ -
	Vesting of Equity Awards(d)	2,722,234	970,700	-	1,751,534
	Value of Benefits(e)	25,197	-	-	-
	Total	$ 3,910,493	$ 970,700	$ -	$ 1,751,534

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2024.
(b)	Amounts reflected in the “Change in Control” column were calculated assuming that no termination occurred after the change in control.
(c)	Represents 6 months of base salary and annual bonus at termination.
(d)

For Termination without "Cause", amounts reflect the value of unvested Restricted Stock Unit Awards on December 31, 2024 that would be subject to accelerated vesting, based upon the closing price of Safehold’s common stock on December 31, 2024 of $18.48 and unvested Caret units that would be subject to accelerated vesting, based upon the market value of $194.14 as determined by reference to recent purchase prices paid by independent purchasers of Caret units in arm’s-length transactions.

For Termination due to "Death or Disability", amounts reflect the value of unvested Caret units that would be subject to accelerated vesting, based upon the market value of $194.14 as determined by reference to recent purchase prices paid by independent purchasers of Caret units in arm’s-length transactions.

For "Change in Control", amounts reflect the value of unvested Restricted Stock Unit Awards on December 31, 2024 that would be subject to accelerated vesting, based upon the closing price of Safehold’s common stock on December 31, 2024 of $18.48.

(e) The values associated with the continued provision of health benefits are based on the 2024 premiums for insurance for six months.

Safehold Inc. 2025 Proxy Statement | 39

EXECUTIVE COMPENSATION

2024 Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the years listed below. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The following table summarizes the total Compensation Actually Paid to our CEO and our other NEOs versus the performance of the Company for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, calculated in accordance with SEC rules.

The amounts below shown for Compensation Actually Paid do not represent the value of cash and shares of the Company’s Common Stock received by our CEO and other NEOs during the year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards based on the value of our Common Stock. As a result of the calculation methodology required by the SEC, compensation actually paid amounts below differ from compensation actually earned, realized or received by the individuals.

					Value of Initial Fixed $100
					Investment Based on:
			Average
	Summary		Summary	Average	Total	Peer Group
	Compensation	Compensation	Compensation	Compensation	Company	Total
	Table Total	Actually Paid	Table Total	Actually Paid	Shareholder	Shareholder	Net
	for CEO	(CAP) to CEO	for Other NEOs	to Other NEOs	Return	Return	Income
Year	($)	($)(1)	($)(1)(2)	($)(2)	($)	($)(3)	($000)
2024	644,601	(115,150)	2,234,499	(9,602,827)	50.68	123.47	105,800
2023	8,405,424	7,724,096	5,136,412	5,234,908	62.44	113.54	(55,000)
2022	693,050	(35,246,696)	1,865,729	(6,825,709)	74.15	99.82	135,400
2021	2,327,438	22,622,598	2,818,533	5,066,513	202.71	132.23	73,100
2020	935,522	54,177,271	2,798,620	19,241,894	182.42	92.43	59,200

(1)	Compensation Actually Paid (CAP) amounts reflect the following adjustments, computed in accordance with SEC rules:
(a)	total compensation reported in the Summary Compensation Table, Minus
(b)	the grant date fair value of Stock Awards reported in the Summary Compensation Table for the covered year, Plus
(c)	for Stock Awards granted during the covered year that were unvested at the end of the covered year, the fair value of unvested Stock Awards at the end of the covered year, Plus
(d)	for Stock Awards granted during the covered year that vested during the covered year, the fair value of such Stock Awards on the vesting date, Plus (or Minus)
(e)

for Stock Awards granted prior to the covered year that were unvested at the end of the covered year, the change in fair value of unvested Stock Awards from the end of the prior year to end of the covered year,
Plus (or Minus)

(f)	for Stock Awards granted prior to the covered year that vested during the covered year, the change in fair value of such Stock Awards from the end of the prior year to the vesting date, Minus
(g)	for Stock Awards granted prior to the covered year that failed to meet applicable vesting standards, the fair value of such Stock Awards as of the end of the prior year

40 | Safehold Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

The fair value of Stock Awards is calculated based on assumptions determined in accordance with FASB ASC Topic 718.

(2)	Other NEOs included in the average calculations are:
2024:	Marcos Alvarado and Brett Asnas
2023:	Marcos Alvarado, Brett Asnas and Garett Rosenblum
2022:	Marcos Alvarado, Brett Asnas and Garett Rosenblum
2021:	Marcos Alvarado, Garett Rosenblum and Jeremy Fox-Geen
2020:	Marcos Alvarado and Jeremy Fox-Geen
(3)	Company total stockholder return is calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends. Peer Group Total Shareholder Return reflects the MSCI US REIT Index based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

A reconciliation of CAP amounts shown in the preceding table for our CEO and other NEOs, reflecting the adjustments described in Note (1) above, is as follows:

CEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	644,601	8,405,424	693,050	2,327,438	935,522
Minus [-]: Stock Awards Granted During the Covered Year	—	(7,791,612)	(80,000)	(1,389,405)	—
Plus [+]: Year-End Fair Value of Unvested Stock Awards Granted During the Covered Year that were Unvested at Year-End	—	4,049,698	—	275,000	—
Plus .[+.]: Fair Value on Vesting Date of Stock Awards Granted and Vested During the Covered Year	—	2,791,612	80,000	80,000	—
Plus (Minus) [+/-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that were Unvested at Year-End (Change between Prior Year-End Fair Value and Year-End Fair Value)	(638,606)	—	(35,939,746)	21,329,565	53,241,749
Plus (Minus) [+/-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that Vested During the Covered Year (Change between Prior Year-End Fair Value and Vesting Date Fair Value)	(121,145)	268,975	—	—	—
Compensation Actually Paid (CAP)	(115,150)	7,724,096	(35,246,696)	22,622,598	54,177,271

Safehold Inc. 2025 Proxy Statement | 41

EXECUTIVE COMPENSATION

Other NEOs (Average)	2024	2023	2022	2021 ($)	2020 ($)
Summary Compensation Table Total	2,234,499	5,136,412	1,865,729	2,818,533	2,798,620
Minus [-] : Stock Awards Granted During the Covered Year	(1,614,031)	(3,603,616)	(691,000)	(1,450,560)	(1,156,783)
Plus [+]: Year-End Fair Value of Unvested Stock Awards Granted During the Covered Year that were Unvested at Year-End	459,246	2,921,633	126,564	560,608	1,733,934
Plus .[+.]: Fair Value on Vesting Date of Stock Awards Granted and Vested During the Covered Year	1,114,031	712,650	274,333	163,333	275,000
Plus (Minus) [+/-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that were Unvested at Year-End (Change between Prior Year-End Fair Value and Year-End Fair Value)	(110,892)	—	(8,391,950)	4,386,733	15,591,295
(Minus) [-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that Vested During the Covered Year (Change between Prior Year-End Fair Value and Vesting Date Fair Value)	(21,038)	67,830	(9,385)	(671)	(172)
(Minus) [-]: Prior Year-End Value of Stock Awards Granted In Prior Years that Forfeited During Covered Year	(11,664,643)	—	—	(1,411,464)	—
Compensation Actually Paid (CAP)	(9,602,827)	5,234,908	(6,825,709)	5,066,513	19,241,894

No Financial Performance Measures Used in Setting Executive Compensation

We did not use any financial performance measures to link compensation actually paid to our named executive officers for the fiscal year ended December 31, 2024 to Company performance. See the “Compensation Discussion and Analysis” section included elsewhere in this proxy statement and in our historical proxy statements for additional detail on executive compensation actions.

42 | Safehold Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION

The following graphs reflect the CAP for our CEO and average CAP for our other NEOs over the five-year period ended December 31, 2024 compared to our Net Income over the same period, calculated in accordance with SEC regulations.

Safehold Inc. 2025 Proxy Statement | 43

EXECUTIVE COMPENSATION

The following graph reflects the CAP for our CEO and average CAP for our other NEOs over the five-year period ended December 31, 2024 compared to the total cumulative shareholder returns of our Common Stock and cumulative total shareholder returns of MSCI US REIT Index (peer group total shareholder return) over the same period, calculated in accordance with SEC regulations.

44 | Safehold Inc. 2025 Proxy Statement

Disclosure of Equity Compensation Plan Information

(c)
Number of securities
	(a)		(b)	remaining available for
	Number of securities to		Weighted-average	future issuance under
	be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
Plans Category	warrants and rights		warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	637,154	(1)	N/A	1,055,711(2)

(1)	Represents restricted stock units and common stock equivalents under the 2009 LTIP. The amount shown in column (a) includes 562,929 unvested restricted stock units which may vest in the future based on the employees’ continued service to the Company (see Note 12 of our consolidated financial statements in Safehold’s 2024 10-K Report for further details of the Company’s restricted stock grants). All of the unvested restricted stock units included in column (a) are required to be settled on a net, after-tax basis (after deducting shares for minimum required statutory withholdings); therefore, the actual number of shares issued will be less than the gross amount of the awards. The amount shown in column (a) also includes a combined total of 74,225 Common stock equivalents and restricted stock awarded to our non-employee directors in consideration of their service to the Company as directors. Common stock equivalents represent rights to receive shares of Common Stock at the date the common stock equivalents are settled. Common stock equivalents have dividend equivalent rights beginning on the date of grant.
(2)	The amount in column (c) represents the number of shares available for issuance under the 2009 LTIP (see Note 12 of our consolidated financial statements in Safehold’s 2024 10-K Report for further details of the Company’s Long-Term Incentive Plans).

Safehold Inc. 2025 Proxy Statement | 45

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available to us with respect to any Common Stock owned by our directors, nominees for director, executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding Common Stock as of March 21, 2025. This table includes options, if any, that are currently exercisable or exercisable within 60 days of the date of this proxy statement, CSEs awarded to non-employee directors under the Safehold Inc. Non-Employee Directors’ Deferral Plan and RSUs under the 2009 LTIP plan that are or will be fully vested within 60 days.

	Common Stock Beneficially	% of Basic Common Stock
Name and Address of Beneficial Owners(1)	Owned(1)	Outstanding(2)
Brett Asnas(3)(4)	103,647	*
Jesse Hom(3)(5)	—	—
Robin Josephs(3)(6)	146,726	*
Jay Nydick(3)(7)	59,797	*
Barry Ridings(3)(8)	52,208	*
Stefan Selig(3)(9)	77,886	*
Jay Sugarman(3)(10)	2,105,909	2.9%
Star Holdings(11)
1114 Avenue of the Americas 39th Floor New York, New York 10036	13,522,651	18.8%
BlackRock, Inc.(12)
50 Hudson Yards New York, NY 10001	8,818,869	12.3%
The Vanguard Group(13)
100 Vanguard Blvd. Malvern PA 19355	7,720,358	10.8%
Affiliates of MSD Partners, L.P.(14)
One Vanderbilt Avenue 26th Floor New York, New York 10017	6,005,389	8.4%
GIC Private Limited(15)
168, Robinson Road #37-01, Capital Tower Singapore 068912 +65 6889 8888	4,248,435	5.9%
T. Rowe Price Group, Inc.(16)
100 East Pratt Street Baltimore, MD 21202	3,930,311	5.5%
All executive officers, directors and nominees for director as a group (7 persons)	2,546,173	3.5%

*         Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.
(2)	As of March 21, 2025, 71,785,934 shares of our Common Stock were outstanding.
(3)	c/o Safehold Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.
(4)	Includes 88,620 shares and 15,027 shares issuable within 60 days upon the vesting of RSUs owned directly by Mr. Asnas. The total number of shares Mr. Asnas will receive upon settlement of RSUs will be reduced by a to-be-determined number of shares that will be withheld for applicable taxes.

46 | Safehold Inc. 2025 Proxy Statement

Stock Ownership Information

(5)	Mr. Hom was an officer of entities affiliated with GIC Private Limited until June 2024. He disclaims beneficial ownership of shares of our common stock beneficially owned by GIC Private Limited.
(6)	Includes 2,631 shares, 29,635 CSEs held under the Safehold Inc. Non-Employee Directors’ Deferral Plan that are fully vested and 7,090 shares issuable within 60 days upon the vesting of RSUs owned directly by Ms. Josephs, 94,263 shares and 10,000 restricted stock units owned indirectly through a family trust that are fully vested and will be settled in five equal annual installments from July 2027-July 2031, and 3,107 shares owned indirectly through an IRA, as to which Ms. Josephs disclaims beneficial ownership, except to the extent of any pecuniary interest therein.
(7)	Includes 22,707 shares and 7,090 shares issuable within 60 days upon the vesting of RSUs owned directly by Mr. Nydick and 30,000 shares owned indirectly through a family trust.
(8)	Includes 34,276 shares, 2,627 CSEs held under the Safehold Inc. Non-Employee Directors’ Deferral Plan that are fully vested and 7,090 shares issuable within 60 days upon the vesting of RSUs owned directly by Mr. Ridings, and 8,215 shares owned indirectly through a trust.
(9)	Includes 66,856 shares and 11,030 shares issuable within 60 days upon the vesting of RSUs owned directly by Mr. Selig.
(10)	Includes 1,698,750 shares and 43,266 shares issuable within 60 days upon the vesting of RSUs owned directly by Mr. Sugarman, 9,590 shares owned indirectly through Mr. Sugarman’s spouse, 184,360 shares owned indirectly through family trusts, and 169,943 shares owned indirectly through a foundation, as to which Mr. Sugarman disclaims beneficial ownership, except to the extent of any pecuniary interest therein. The total number of shares Mr. Sugarman will receive upon settlement of RSUs will be reduced by a to-be-determined number of shares that will be withheld for applicable taxes.
(11)	This beneficial ownership information is based solely on a Schedule 13D, dated March 31, 2023, filed with the SEC by Star Holdings. 13,522,651 shares are held directly by Star Investment Holdings SPV, LLC, a Delaware limited liability company (“SIH”). Star Holdings, a Maryland statutory trust, is the sole owner and managing member of SIH and has the power to vote and dispose of the shares held directly by SIH.
(12)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated January 23, 2024, filed with the SEC by BlackRock, Inc., which beneficially owns 8,818,869 shares, with sole power to vote 8,635,149 of such shares and sole power to dispose of 8,818,869 of such shares.
(13)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated February 13, 2024, filed with the SEC by The Vanguard Group. The Vanguard Group beneficially owns 7,720,358 shares, with shared power to vote 71,845 of such shares, sole power to dispose of 7,602,689 of such shares, and shared power to dispose of 117,669 of such shares.
(14)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated February 13, 2024, jointly filed with the SEC by MSD Partners, L.P. 5,782,745 shares are held directly by MSD Capital, L.P., MSD Real Estate Investments II, L.P., MSD Vault Investments, LLC, MSD Capital Management LLC, Michael S. Dell, and Marc R. Lisker, and 222,644 shares are held directly by MSD Partners, L.P., MSD EIV Private Vault, LLC, and MSD Partners (GP), LLC. MSD Partners is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD EIV Private Vault. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners. Gregg R. Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities beneficially owned by MSD GP. MSD Vault Investments is managed by its sole member, MSD Real Estate II. MSD Capital is the general partner of MSD Real Estate II and may be deemed to beneficially own securities beneficially owned by MSD Vault Investments. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Each of Gregg R. Lemkau and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities owned by, MSD Capital Management. Each of Messrs. Lemkau and Lisker disclaim beneficial ownership of such securities.

Safehold Inc. 2025 Proxy Statement | 47

Stock Ownership Information

(15)	This beneficial ownership information is based solely on a Schedule 13D, dated March 31, 2023, as amended, filed with the SEC by GIC Private Limited. 2,125,000 shares are held directly by SFTY Venture LLC. GIC Real Estate, Inc., the investment manager for SFTY Venture LLC, has the power to vote and dispose of such shares. GIC Real Estate, Inc. shares such powers with GIC Real Estate Private Limited and GIC Private Limited. 2,123,435 shares are held directly by GIC Private Limited, which has the sole power to vote and the sole power to dispose of the shares beneficially owned by it.
(16)	This beneficial ownership information is based solely on a Schedule 13G, dated November 14, 2024, jointly filed with the SEC by T. Rowe Price Group, Inc., which beneficially owns 3,930,311 shares, with sole power to vote 3,903,195 of such shares and sole power to dispose of 3,903,311 of such shares.

48 | Safehold Inc. 2025 Proxy Statement

Certain Relationships and Related Party Transactions

Related Party Transactions

It is the policy of our Board that all transactions between the Company and a “related party” must be approved or ratified by at least a majority of the members of the Board who have no financial or other interest in the transaction. For this purpose, a related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of any such person.

In determining whether to approve or ratify a related party transaction, the Board will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether the transaction is inconsistent with the interests of the Company the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which such director is a related party, except that such a director will provide all material information concerning the related party transaction to our Board.

If a related party transaction will be ongoing, the board may establish guidelines for management to follow in its ongoing dealings with the related party. The Board may delegate to our Audit Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to confirm they are in compliance with the Board’s guidelines.

All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

Leasehold Loan Fund

☐

As previously reported in our 10-K Report for the year ended December 31, 2024, the Company owns a 53.2% noncontrolling equity interest in an investment fund that targets customers that may require a mortgage leasehold loan as well as a Ground Lease (the “Leasehold Loan Fund”). The Company does not have a controlling interest in the Leasehold Loan Fund due to the substantive participating rights of its partner, SFTY Venture LLC who is an existing stockholder. The Company accounts for this investment as an equity method investment and receives a fixed annual administrative fee and an asset management fee from its partner in exchange for managing the entity. The Company is also entitled to a promote payment on certain investments in the Leasehold Loan Fund.

☐

In March 2021, the Company (then known as iStar) acquired land and simultaneously structured and entered into with the seller a Ground Lease on which a multi-family project will be constructed. The Company also committed to provide a $75.0 million construction loan to the Ground Lease tenant. In September 2021, the construction loan commitment was transferred to the Leasehold Loan Fund. As of December 31, 2024, the Leasehold Loan Fund funded $69.4 million of the commitment.

☐

In February 2022, the Leasehold Loan Fund committed to provide a $130.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan was for the Ground Lease tenant’s recapitalization of a life science property.  As of December 31, 2024, the Leasehold Loan Fund funded $0.8 million of the commitment.

☐

In June 2022, the Leasehold Loan Fund committed to provide a $105.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan was for the Ground Lease tenant’s recapitalization of a mixed-use property. As of December 31, 2024, the Leasehold Loan Fund funded $40.8 million of the commitment.

☐

In July 2024, the Leasehold Loan Fund committed to provide a $31.5 million loan to the ground lessee of a Ground Lease originated by the Company. The loan was for the Ground Lease tenant’s construction of a student housing property. As of December 31, 2024, the Leasehold Loan Fund has not funded any of the commitment.

Ground Lease Plus Fund

☐

As previously reported in our Form 10-K Report for the year ended December 31, 2024, in connection with Merger, the Company owns a 53.2% noncontrolling equity interest in an investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase (the “Ground Lease Plus Fund”). The Company does not have a controlling interest in the Ground Lease Plus Fund due to the substantive participating rights of its partner, an affiliate of SFTY Venture LLC who is an existing stockholder, and accounts for this investment as an equity method investment. The Company receives a fee from its partner in exchange for managing the entity and is also entitled to a promote payment on investments in the Ground Lease Plus Fund.

Safehold Inc. 2025 Proxy Statement | 49

Certain Relationships and Related Party Transactions

☐

In November 2021, iStar acquired land for $33.3 million and simultaneously structured and entered into a Ground Lease on which a multi-family project will be constructed. In December 2021, iStar sold the Ground Lease to the Ground Lease Plus Fund and recognized no gain or loss on the sale. At the time of iStar’s acquisition in November 2021, the Company and iStar entered into an agreement pursuant to which the Company would acquire the land and related Ground Lease from the Ground Lease Plus Fund when certain construction related conditions are met by a specified time period. In January 2024, the Company acquired the Ground Lease from the Ground Lease Plus Fund for $38.3 million, excluding amounts funded by the Company pursuant to a leasehold improvement allowance.

Ground Lease Fund

☐

As previously reported in our Form 10-K Report for the year ended December 31, 2024, in May 2023, the Company entered into a joint venture with an affiliate of SFTY Venture LLC, which is also an existing shareholder, focused on new acquisitions for certain Ground Lease investments. The Company committed approximately $275 million for a 55% controlling interest in the joint venture and the affiliate of SFTY Venture LLC committed approximately $225 million for a 45% noncontrolling interest in the joint venture. Each party’s commitment is discretionary. The Company receives a management fee, measured on an asset-by-asset basis, equal to 25 basis points on invested equity for such asset for the first five years following its acquisition, and 15 basis points on invested equity thereafter. The Company will also receive a promote of 15% over a 9% internal rate of return, subject to a 1.275x multiple on invested capital. On August 30, 2024, the Company acquired its partners’ outstanding commitment for all existing Ground Leases in the joint venture at such time for $48.3 million. Since formation through August 30, 2024, the joint venture acquired nine Ground Leases for an aggregate purchase price of $170.4 million, of which $101.2 million had been funded as of August 30, 2024. The venture remains in place, and the partner's participation right in certain qualifying Ground Lease investment opportunities expired on September 30, 2024.

Employment

Ian Selig, an employee of the Company, is the brother of Stefan Selig, a director of the Company. In 2024, Ian Selig received approximately $350,000 in total compensation, consisting of his salary, annual bonus and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

MSD Stockholder’s Agreement

On August 10, 2022, the Company (then known as iStar Inc.), Old SAFE and MSD Partners, L.P. (“MSD Partners”) entered into a stock purchase agreement pursuant to which MSD Partners agreed to purchase 5,405,406 shares of Old SAFE common stock from the Company for an aggregate purchase price of $200,000,022.00, or $37.00 per share, payable in cash (the “MSD Stock Purchase”). MSD Partners’ rights and obligations under the stock purchase agreement were subsequently assigned to certain of its affiliates. In connection with the closing of the MSD Stock Purchase, the Company and the affiliates of MSD Partners entered into a stockholder’s agreement (the “MSD Stockholder’s Agreement”), which became effective upon effectiveness of the Merger.

The MSD Stockholder’s Agreement provides the affiliates of MSD Partners with a top-up right to purchase common stock of the Company following certain new issuances of Common Stock by the Company. In respect of a new issuance, the affiliates of MSD Partners will have the right to purchase a number of shares of the Company’s Common Stock equal to its proportionate share of the new issuance, based on the MSD Partners affiliates’ then current percentage ownership of the Company’s Common Stock. The MSD Partners affiliates will pay the same price to the Company as third parties paid in the new issuance. New issuances pursuant to the Company’s equity compensation plans are excluded from the MSD Partners affiliates’ top-up right.

The MSD Stockholder’s Agreement prohibited the MSD Partners affiliates from transferring any of the Company’s Common Stock it acquired in the MSD Stock Purchase on or before September 30, 2023 without the Company’s prior consent, not to be unreasonably withheld. Certain transfers to affiliates and bona fide pledges were excluded.

The MSD Stockholder’s Agreement also provides that (i) the affiliates of MSD Partners will be subject to certain standstill restrictions and (ii) the affiliates of MSD Partners have the right to designate an observer to the Board, in each case, until such time as MSD Partners and its affiliates own less than 5.0% of the Company’s outstanding Common Stock, as calculated in accordance with the MSD Stockholder’s Agreement.

MSD Registration Rights Agreement

In connection with the closing of the MSD Stock Purchase, on March 31, 2023, the Company and affiliates of MSD Partners entered into a registration rights agreement (the “MSD Registration Rights Agreement”), which became effective upon effectiveness of the Merger.

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The MSD Registration Rights Agreement obligates the Company to file a shelf registration statement to register the MSD Partners affiliates’ shares of our Common Stock and other “registrable shares”, as defined in the agreement, for resale in accordance with distribution methods selected by the affiliates of MSD Partners which may include underwritten public offerings. The Company will be required to reasonably cooperate with the affiliates of MSD Partners in connection with any underwritten offerings, block trades and bought deals. The affiliates of MSD Partners will also have piggyback registration rights.

The MSD Registration Rights Agreement contains customary suspension provisions and restrictions on sales at certain times. The Company also agreed to provide customary indemnification and contribution to the affiliates of MSD Partners.

On April 14, 2023, pursuant to the MSD Registration Rights Agreement, the Company filed a prospectus supplement registering 5,405,406 shares of Common Stock held by the affiliates of MSD Partners.

Separation and Distribution Agreement

On March 31, 2023, immediately prior to the closing of the Merger, the Company (then known as iStar Inc.) completed a series of reorganization and separation transactions (collectively, the “Spin-Off”), resulting in the spin-off of its remaining legacy assets and certain other assets through a separation and distribution agreement (the “Separation and Distribution Agreement”), dated as of March 31, 2023, by and between the Company and Star Holdings, a Maryland statutory trust (“SpinCo”).

The Separation and Distribution Agreement sets forth, among other things, SpinCo’s agreements with the Company regarding the principal transactions necessary to separate SpinCo from the Company. It also sets forth other agreements that govern certain aspects of SpinCo’s relationship with the Company after the Spin-Off date.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of SpinCo and the Company as part of the separation of the two companies, and it provides for when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides, among other things, that subject to the terms and conditions contained therein certain assets related to SpinCo’s business will be retained by SpinCo or one of SpinCo’s subsidiaries or transferred to SpinCo or one of SpinCo’s subsidiaries, including 13,522,651 shares of Old SAFE common stock, which became 13,522,651 shares of our Common Stock following the closing of the Merger, and certain liabilities related to SpinCo’s businesses or the SpinCo assets will be retained by or transferred to SpinCo or one of SpinCo’s subsidiaries.

Cash Assets

The Separation and Distribution Agreement provides that, at or prior to the Spin-Off, the Company will contribute at least $50.0 million in cash to SpinCo, and, after the Spin-Off, will promptly pay to SpinCo any cash proceeds in respect of asset sales occurring prior to the Spin-Off date that generate proceeds in excess of amounts needed for the Company to retire its unsecured senior notes and cash out its preferred stock in connection with the Merger and pay other liabilities.

Release of Claims

SpinCo agreed to release and discharge the Company, its subsidiaries and all persons who at any time prior to the distribution were stockholders, directors, officers, agents or employees thereof or of any transferred entity from the SpinCo liabilities, all liabilities arising from or in connection with the transactions and activities to implement the Spin-Off and all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the distribution, in each case, relating to, arising out of or resulting from the transferred business, the SpinCo assets and SpinCo liabilities. The Company agreed to release and discharge SpinCo, SpinCo’s subsidiaries, and all persons who at any time prior to the distribution were stockholders, directors, officers, agents or employees thereof from all Company liabilities and all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the distribution, in each case, relating to, arising out of or resulting from the Company’s business, Company assets and Company liabilities. The release described above will not include certain specified liabilities, including without limitation liabilities arising out of the agreements among the parties with respect to the Spin-Off, liabilities allocated pursuant to such agreements and liabilities in connection with any untrue or alleged untrue statement of material fact from disclosure documents, among others.

Insurance

The Separation and Distribution Agreement provides that, at or after the effective time of the Spin-Off, the Company will be entitled to terminate coverage under its existing insurance policies with respect to the SpinCo assets that it previously owned and the SpinCo liabilities to which it previously was subject. The Separation and Distribution Agreement further provides that SpinCo will cause the SpinCo assets and SpinCo liabilities

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to be covered by existing or new insurance policies of SpinCo. The Separation and Distribution Agreement also contains procedures for asserting claims for losses arising prior to the separation and the Spin-Off under the policies that covered the property in question at the applicable time.

Non-Solicitation

Pursuant to the Separation and Distribution Agreement, for a period of two years after the closing of the Spin-Off, neither SpinCo nor any of SpinCo’s subsidiaries may, directly or indirectly, solicit for employment or employ or cause to leave the employ of the Company or any of its subsidiaries any employee of the Company or any of its subsidiaries with a title of Vice President or higher, subject to customary exceptions.

Segregation of Accounts

The Separation and Distribution Agreement provides that SpinCo and the Company will use commercially reasonable efforts to separate and de-link any common bank or brokerage accounts between them, and any outstanding checks issued or payments initiated prior to the effective time of the Spin-Off will be honored after the effective time of the Spin-Off by the party then owning the account on which the check is drawn or the payment was initiated.

SpinCo Registration Rights Agreement

In connection with the Spin-Off, on March 31, 2023, the Company and SpinCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company was required to file within seven months following the consummation of the Merger a shelf registration statement covering the Registrable Shares (as defined in the registration rights agreement) owned by SpinCo (and its permitted assigns) and keep such shelf registration statement effective so long as SpinCo (and its permitted assigns) owns Registrable Shares. In addition, SpinCo (and its permitted assigns) will be able to cause the Company to undertake one demand registration (including pursuant to an underwritten take down). The registration rights agreement also grants SpinCo certain customary piggyback registration rights.

SpinCo At-the-Market Offering

On April 4, 2023, the Company filed with the SEC an automatic shelf registration statement on Form S-3ASR. On April 5, 2023, the Company, Portfolio Holdings and Star Investment Holdings SPV LLC (“Star Investment Holdings”), a subsidiary of Star Holdings, entered into an ATM Equity OfferingSM Sales Agreement (the “Selling Stockholder Sales Agreement”) with BofA Securities, Inc., B. Riley Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc. (each, individually, a “Selling Stockholder Agent” and, collectively, the “Selling Stockholder Agents”), pursuant to which Star Investment Holdings may sell, from time to time, subject to receiving the Company’s consent, up to 1,000,000 shares of the Company’s Common Stock (the “Selling Stockholder Shares”) through or to the Selling Stockholder Agents. Star Investment Holdings may sell the Selling Stockholder Shares in amounts and at times to be determined by the Star Investment Holdings, subject to receiving the Company’s consent, from time to time but has no obligation to sell any of the Selling Stockholder Shares. Actual sales, if any, will depend on a variety of factors to be determined by Star Investment Holdings from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by Star Investment Holdings of the appropriate sources of its funding.

SpinCo Management Agreement

In connection with the Spin-Off, on March 31, 2023, Safehold Management Services Inc., a Delaware corporation (“SpinCo manager”) (a subsidiary of the Company) and SpinCo entered into a management agreement (amended from time to time, the “SpinCo Management Agreement”) pursuant to which SpinCo is externally managed by SpinCo manager.

Pursuant to the SpinCo Management Agreement SpinCo manager provides SpinCo with a management team and support personnel.

The SpinCo Management Agreement requires the SpinCo manager to manage SpinCo’s assets and its subsidiaries’ day-to-day operations in accordance with the SpinCo Management Agreement, subject to the supervision of SpinCo’s board of trustees. The SpinCo manager has only such functions and authority as SpinCo may delegate to it. The SpinCo Management Agreement delineates a non-exclusive list of such functions and authorities. Unless otherwise agreed by SpinCo’s board of trustees and the SpinCo manager or as otherwise in connection with the ordinary course management and operation of SpinCo’s assets, the SpinCo manager is not be responsible for assisting SpinCo in the acquisition, purchase or origination of additional assets.

SpinCo paid SpinCo manager an annual management fee of $25.0 million for the term ended March 31, 2024 and $15.0 million on the annual term ended March 31, 2025. The annual fee declines to $10.0 million and $7.5 million in each of the following annual terms, and adjusts to 2.0% of the gross book value of SpinCo’s assets thereafter, excluding the shares of our Common Stock owned by SpinCo. The management fee is payable in

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cash quarterly, in arrears. If SpinCo does not have sufficient net cash proceeds on hand from sales of its assets or other available sources to pay the management fee in full when due, SpinCo may defer payment of the shortfall amount until it has sufficient net proceeds to cover such shortfall in full; provided that in no event may such shortfall in respect of any fiscal quarter remain unpaid by the 12 month anniversary of the original due date.

In general, SpinCo pays its own operating expenses, including the costs of asset-level consultants. SpinCo will not reimburse the SpinCo manager or its affiliates for the compensation paid to its personnel except for the compensation costs paid to up to two accounting personnel who are dedicated to performing services for SpinCo, whose compensation will be subject to the reasonable approval of our independent trustees. In addition, the SpinCo manager is solely responsible for any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of the SpinCo manager and its affiliates required for SpinCo’s operations.

Pursuant to the terms of the SpinCo Management Agreement, the SpinCo manager is required to provide SpinCo with a management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with support personnel, to provide the management services to be provided by the SpinCo manager to SpinCo. None of the SpinCo manager or its affiliates is obligated to dedicate any of its officers or employees exclusively to SpinCo.

The SpinCo Management Agreement had an initial one-year term and will be automatically renewed for successive one-year terms each anniversary date thereafter unless previously terminated as described below. The SpinCo management agreement may be terminated by SpinCo without cause by not less than one hundred eighty days’ written notice to the SpinCo manager upon the affirmative vote of at least two-thirds of SpinCo’s independent directors, provided, however, that if the date of termination occurs prior to the fourth anniversary of the Spin-Off, the termination will be subject to payment of the applicable termination fee to the SpinCo manager. SpinCo may also terminate the SpinCo management agreement at any time with 30 days’ prior written notice from SpinCo’s board of trustees for “cause,” as defined in the SpinCo Management Agreement.

In the event of a termination without cause by SpinCo prior to the fourth anniversary of the Spin-Off, SpinCo will pay the SpinCo manager a termination fee of $55.0 million minus the aggregate amount of management fees actually paid to the SpinCo manager prior to the termination date. However, if SpinCo has completed the liquidation of its assets on or before the termination date, the termination fee will consist of any portion of the annual management fee that remained unpaid for the remainder of the then current annual term plus, if the termination date occurs on or before the third anniversary of the Spin-Off, the amount of the management fee that would have been payable for the next succeeding annual term, or if the termination date occurs after the third anniversary of the Spin-Off, zero.

In the event of a termination by the Company based on a reduction in the amount of SpinCo’s consolidated assets below designated thresholds, SpinCo will pay the SpinCo manager a termination fee of $15.0 million if the termination occurs in the second year and $5.0 million if the termination occurs in the third year, in each case, plus the balance of any unpaid portion of the annual management fee for the applicable year.

In 2024, SpinCo paid SpinCo manager $20,000,000 pursuant to the SpinCo Management Agreement.

SpinCo Governance Agreement

In connection with the Spin-Off, on March 31, 2023, the Company and SpinCo entered into a governance agreement (the “Governance Agreement”) in order to establish various arrangements and restrictions with respect to the governance of SpinCo, and certain rights and restrictions with respect to shares of Company Common Stock owned by SpinCo.

Pursuant to the terms of the Governance Agreement, SpinCo and its subsidiaries are prohibited from transferring at any time any shares of Company Common Stock held by SpinCo or its subsidiaries to any person who is known by SpinCo or its subsidiaries to be an “Activist” or “Company Competitor” (as such terms are defined in the Governance Agreement), or to any group that, to the knowledge of SpinCo or its subsidiaries, includes as “Activist” or “Company Competitor,” without first obtaining the Company’s prior written consent.

In addition, pursuant to the Governance Agreement, SpinCo and its affiliates will be subject to customary standstill restrictions until the earliest to occur of (a) the termination of the SpinCo Management Agreement; (b) the date on which both (i) SpinCo ceases to beneficially own at least 7.5% of the outstanding shares of Company Common Stock and (ii) SpinCo is no longer managed by the Company or affiliates of the Company; or (c) a “change of control” of the Company (as such term is defined in the Governance Agreement) (together, the “restrictive period”).

The standstill restrictions will limit SpinCo’s and its affiliates’ purchases of additional Company Common Stock in excess of the ownership threshold then applicable to SpinCo. The standstill restrictions will also restrict SpinCo’s and its affiliates’ ability to, among other things, propose a merger or other acquisition transaction relating to all or part of the Company, call a special meeting of the stockholders, submit any stockholder proposal, participate in a group for such actions, enter into any voting trust or other agreement with respect to the voting of Company Common Stock, or seek a change in the composition of the Board (including seeking representation on the Board).

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In addition, during the restrictive period, SpinCo and its subsidiaries will vote all shares of Company Common Stock owned by them (a) in favor of all persons nominated to serve as directors of the Company by the Board or its nominating and corporate governance committee, (b) against any stockholder proposal that is not recommended by the Board and (c) in accordance with the recommendations of the Board on all other proposals brought before the Company’s stockholders.

SpinCo Secured Term Loan

On March 31, 2023, the Company, as lender and as administrative agent, and SpinCo, as borrower, entered into a senior secured term loan facility, which was amended on October 4, 2023, in an aggregate principal amount of $115.0 million (the “Secured Term Loan Facility”) and an additional commitment amount of up to $25.0 million outstanding at any time at SpinCo’s election (the “Incremental Term Loan Facility”, together with the Secured Term Loan Facility, the “SpinCo Term Loan Facility”).

The Secured Term Loan Facility is a secured credit facility. Borrowings under the SpinCo Term Loan Facility bear interest at a fixed rate of 8.00% per annum, which may increase to 10.00% per annum if any loans remain outstanding under the Incremental Term Loan Facility. The term loan facility has a maturity of date of March 31, 2028. The SpinCo Term Loan Facility is secured by a first-priority perfected security pledge of all the equity interests in SpinCo’s primary real estate subsidiary. Starting the quarter that is six months after closing, within five business days after SpinCo has delivered its unaudited quarterly financial statements, SpinCo will apply any unrestricted cash on its balance sheet in excess of the aggregate of (i) an operating reserve; and (ii) $50 million, to prepay its SpinCo Term Loan Facility or alternatively, with the consent of Company, SpinCo may apply such cash to prepay the margin loan facility in lieu of any prepayment of the SpinCo Term Loan Facility. The operating reserve will be calculated quarterly and is equal to the aggregate of projected operating expenses (including payments to the Borrower’s local property consultants but excluding management fees and public company costs), projected land carry costs, projected capital expenditure and projected interest expense on the margin loan facility and SpinCo Term Loan Facility for the next twelve months; less the projected operating revenues for the next twelve months consistent with the operating budget approved by the Company.

The SpinCo Term Loan Facility contains certain customary covenants, including affirmative covenants on reporting, maintenance of property, continued ownership of interests in the Company as well as negative covenants relating to investments, indebtedness and liens, fundamental changes, asset dispositions, repayments, distributions and affiliate transactions. Furthermore, the SpinCo Term Loan Facility contains customary events of default, including payment defaults, failure to perform covenants, cross-default and cross acceleration to other indebtedness, including the margin loan facility, impairment of security interests and change of control.

Old SAFE Stockholder and Registration Rights Agreements

In connection with the Merger, the Company assumed the obligations of Old SAFE under (i) that certain post-IPO stockholder’s agreement, dated as of April 14, 2017, by and between Old SAFE (then known as Safety, Income and Growth, Inc.) and SFTY Venture LLC (the “Old SAFE Stockholder’s Agreement”) and (ii) that certain registration rights agreement, dated April 14, 2017, by and among Old SAFE (then known as Safety, Income and Growth, Inc.) and SFTY Venture LLC and SFTY VII-B, LLC (the “Old SAFE Registration Rights Agreement”).

The Old SAFE Stockholder’s Agreement provides SFTY Venture LLC, an affiliate of GIC Real Estate Private Limited, the right to purchase additional shares of the Company’s Common Stock up to an amount equal to 10% of future issuances of Common Stock by the Company in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. Based solely on a Schedule 13D filed with the SEC on April 10, 2023, GIC Real Estate, Inc., the investment manager for SFTY Venture LLC, has the power to vote and dispose of the 2,125,000 shares held directly by SFTY Venture LLC. GIC Real Estate, Inc. shares such powers with GIC Real Estate Private Limited and GIC Private Limited. In addition to the shares held by SFTY Ventures LLC, GIC Private Limited holds 2,123,435 shares of the Company’s Common Stock, representing an aggregate of more than 5% of our outstanding Common Stock. Jesse Hom, our director, was an employee of GIC Real Estate Private Limited, and affiliate of SFTY Venture LLC until June 2024.

The purchase price paid by SFTY Venture LLC will generally be the same price as the price per share implied by the transaction that resulted in the relevant issuance. SFTY Venture LLC also has the right to designate a non-voting board observer and participate as a co-investor in real estate investments for which the Company is seeking co-investment partners. The foregoing rights are conditioned on SFTY Venture LLC owning at least the lesser of (i) 5.0% of the Company’s outstanding Common Stock and (ii) Common Stock with a value of $50 million.

The Old SAFE Registration Rights Agreement requires the Company to, among other things, file with the SEC, a shelf registration statement providing for the resale of SFTY Venture LLC’s shares of the Company’s common stock acquired in connection with certain transactions related to Old SAFE’s IPO and any additional shares of common stock acquired by SFTY Venture LLC thereafter. Pursuant to the terms of the Old SAFE Registration Rights Agreement, SFTY Venture LLC may sell its shares in underwritten offerings and the Company must use its reasonable best efforts to cause a resale shelf registration statement to become effective as soon as practicable after its filing. The Company has agreed to indemnify SFTY Venture LLC against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments SFTY Venture LLC may be required to make in respect thereof. The Company has agreed to pay all of the expenses relating to the registration of

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such securities, including, without limitation, all registration, listing, filing and stock exchange or the Financial Industry Regulatory Authority, or FINRA, fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by the Company, but excluding underwriting discounts and commissions, any out-of-pocket expenses of SFTY Venture LLC and any transfer taxes.

On April 14, 2023, pursuant to the Old SAFE Registration Rights Agreement, the Company filed a prospectus supplement registering 4,248,435 shares of Common Stock held by GIC Private Limited and SFTY Ventures LLC.

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Information about the Annual Meeting of Stockholders | To Be Held May 15, 2025

We are making this proxy statement available to holders of our Common Stock on or about March 31, 2025, in connection with the solicitation by our Board of proxies to be voted at our 2025 Annual Meeting or at any postponement or adjournment of the 2025 Annual Meeting.

This proxy statement is accompanied by the Company’s Annual Report for the year ended December 31, 2024. The Company’s Annual Report, including the financial statements at December 31, 2024, is available on our website at wwwsafeholdinc.com by choosing “Financials” under the “Investors” main navigation and then “Annual Reports” or you can obtain a print copy, without charge, by contacting Investor Relations at:

(212) 930-9400
Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. We urge you to authorize a proxy to vote your shares — either by mail, by telephone, or online — at your earliest convenience, even if you plan to attend the annual meeting in person.

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock at the close of business on March 21, 2025, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 71,607,707 shares of Common Stock outstanding and entitled to vote.

What constitutes a quorum?

In order to have a quorum at the 2025 Annual Meeting, we need the presence, either in person or by proxy, of the holders of enough outstanding shares of Common Stock to cast a majority of the votes entitled to be cast at the meeting. Proxies received but with items marked as withhold or as abstentions and proxies containing broker non-votes will be included in the calculation of the number of votes considered to be present for the purpose of determining the presence of a quorum.

What are the voting rights of stockholders?

Each stockholder is entitled to one vote for each share of Common Stock owned on the record date.

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What vote is needed to approve each proposal?

Assuming a quorum is present in person or by proxy at the 2025 Annual Meeting, the proposals require the following votes:

Proposal		Votes Needed to Pass	Effect of Withhold Votes, Abstentions and Broker Non-Votes
1	Election of five directors	A plurality of the votes cast by the holders of our Common Stock shall elect the directors (i.e., the five director nominees who receive the highest number of “for” votes will be elected)

Withhold votes will be counted toward a quorum, but because each of our directors is running unopposed, they will have no effect on the vote results.

Broker non-votes will be counted toward a quorum but have no effect on the vote results.

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	The affirmative vote of a majority of the votes cast by the holders of our Common Stock

Abstentions will be counted toward a quorum but will have no effect on the vote results. There should not be any broker non-votes as brokers have discretionary voting authority for this proposal under the NYSE rules, but in the event there were broker non-votes, such broker non-votes would be counted towards a quorum but have no effect on the vote results.

3	Non-binding advisory resolution to approve executive compensation	The affirmative vote of a majority of the votes cast by the holders of our Common Stock	Abstentions and Broker non-votes will be counted toward a quorum but have no effect on the vote results.

For the approval of any other matters properly presented at the meeting for stockholder approval, the affirmative vote of a majority of the votes cast by the holders of our Common Stock is required.

How can I attend the Annual Meeting?

The 2025 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the 2025 Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date, March 21, 2025, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/M5VDHWF. You also will be able to vote your shares online by attending the 2025 Annual Meeting by webcast.

To participate in the 2025 Annual Meeting, you will need to review the information included on your Notice of 2025 Annual Meeting of Stockholders, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2025 Annual Meeting virtually on the Internet. Please follow the instructions on the Notice of 2025 Annual Meeting of Stockholders or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2025 Annual Meeting virtually on the Internet.

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Information about the Annual Meeting of Stockholders

To register to attend the 2025 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Safehold holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare Safehold Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 9, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why are you holding a virtual meeting instead of a physical meeting?

We believe that hosting a virtual meeting will provide the opportunity for more of our stockholders to participate in the meeting since our stockholders can participate from any location with Internet access.

The 2025 Annual Meeting will begin with an introduction by the meeting host, followed by a webcast of the formal business of the meeting and a Q&A session. During the live, online Q&A session, stockholders at the close of business on the record date will have an opportunity to ask questions. You may submit questions in real time before or during the Q&A session. If you encounter difficulties accessing or participating in the virtual meeting or Q&A session, please contact the technical support number that will be posted on the annual meeting website log-in page.

What are broker non-votes?

A “broker non-vote” occurs when a broker, bank, or other nominee does not have discretionary authority as to certain shares to vote on a particular matter, and has not received voting instructions on that matter from the beneficial owner of those shares. Under current NYSE rules, a broker, bank, or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner in an election of directors, (Proposal 1) or on a resolution to approve executive compensation (Proposal 3). Brokers, banks, and other nominees do have discretionary authority to vote shares without specific voting instructions on the ratification of the appointment of an independent registered public accounting firm (Proposal 2).

How is my vote counted?

If you properly authorize your proxy to cast your vote prior to the 2025 Annual Meeting, the shares that the proxy represents will be voted in the manner you direct. If your proxy does not specify a choice regarding one or more proposals, your shares will be voted FOR the election of directors, FOR the ratification of the appointment of the independent registered public accounting firm, and FOR the resolution to approve, on a non-binding, advisory basis, executive compensation.

Votes cast in person or by proxy at the 2025 Annual Meeting will be tabulated by the election inspector appointed for the meeting, who also will determine whether a quorum is present. If your shares are held by a broker, bank, or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. Street name stockholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank, or other nominee that holds their shares of record.

Can I change my vote after I submit my proxy card or vote electronically?

If you authorize a proxy to vote your shares, you may revoke it at any time before it is exercised by:

☐	submitting voting instructions at a later time via the Internet or by telephone before those voting facilities close;
☐	giving written notice bearing a date later than the date of the proxy to our Corporate Secretary expressly revoking the proxy;
☐	signing and forwarding to us a proxy dated later; or
☐	attending the annual meeting and personally voting the Common Stock that you own of record. Merely attending the annual meeting will not revoke a proxy.

58 | Safehold Inc. 2025 Proxy Statement

Information about the Annual Meeting of Stockholders

Who pays the costs of solicitation?

We will pay the costs of soliciting proxies from our stockholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit the return of proxies by telephone, fax, personal interview, or otherwise without being paid additional compensation. We will reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. We have engaged Alliance Advisors LLC to solicit proxies on our behalf in connection with our 2025 Annual Meeting and to provide other advisory services for a fee of $19,500, plus expenses.

When are stockholder proposals due for the 2026 annual meeting?

In accordance with Rule 14a-8 under the Exchange Act stockholder proposals intended to be presented at the annual meeting to be held in 2026 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our corporate secretary, and must be received by us no later than December 1, 2025 for inclusion in the 2026 proxy materials.

In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at our 2026 annual meeting, the proposal must contain the information and representations required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 1, 2025 and not earlier than November 1, 2025. However, if the date of the 2026 annual meeting is advanced more than 30 days prior to, or delayed more than 30 days after, May 15, 2026, such proposals must be delivered between the 150th day prior to the date of the 2026 annual meeting and the later of (i) the 120th day prior to the date of the 2026 annual meeting or (ii) the tenth day following the date on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 annual meeting.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to that address. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders (less bulk mail) and cost savings for companies.

A number of brokers with account holders who are our stockholders intend to “household” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you receive notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify us by contacting our Investor Relations department at:

(212) 930-9400
Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact us as specified above.

Are there any other matters coming before the 2025 Annual Meeting?

Management does not intend to bring any other matters before the 2025 Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the 2025 Annual Meeting or any postponement of the meeting, the individuals named in the accompanying proxy will vote the shares represented by your proxy in accordance with their discretion.

Safehold Inc. 2025 Proxy Statement | 59

Information about the Annual Meeting of Stockholders

Additional Information

The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference: (a) the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; and (b) the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may obtain, without charge, a copy of any of the documents incorporated by reference herein by:

by writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
by visiting our website: www.safeholdinc.com

60 | Safehold Inc. 2025 Proxy Statement

Safehold Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
www.safeholdinc.com

01 - Robin Josephs 04 - Stefan Selig 02 - Jay Nydick 05 - Jay Sugarman 03 - Barry Ridings 52BV For Withhold For Withhold For Withhold A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 043ZQD 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Non-binding advisory vote to approve named executive officer compensation (“Say on Pay”). 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SAFE or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SAFE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SAFE Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting of Stockholders – May 15, 2025 at 9:00 a.m. Eastern Standard Time Jay Sugarman and Austin Lee, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Safehold Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the election of five (5) nominees as directors, FOR Item 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and FOR Item 3, Non-binding advisory vote to approve named executive officer compensation (“Say on Pay”). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Safehold Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SAFE The 2025 Annual Meeting of Stockholders of Safehold Inc. will be held on Thursday, May 15, 2025 at 9:00 a.m. local time, virtually via the internet at meetnow.global/M5VDHWF To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.